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                                                                   Exhibit 10.13

                           THIRD AMENDED AND RESTATED
                           CONTRACT PURCHASE AGREEMENT

         THIS THIRD AMENDED AND RESTATED CONTRACT PURCHASE AGREEMENT is made as of June 19, 2002 (the "Agreement") between PATTERSON DENTAL COMPANY, a Minnesota corporation ("PDC"), PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation ("PDSI"), WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation ("Webster;" Webster and PDSI are each referred to as a "Seller" and are collectively referred to as the "Sellers"), U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), individually and as agent (in such capacity, the "Agent") for the "Buyers"(as defined below), and THE NORTHERN TRUST COMPANY ("Northern;" U.S. Bank in its individual capacity, and Northern, together with any other Person that may become a party hereto pursuant to Section 13.4 are collectively referred to herein as the "Buyers").

                              W I T N E S S E T H:

         WHEREAS, each Seller holds or expects to hold certain contracts providing for the sale of equipment and supplies for a purchase price payable over time and secured by a security interest in the purchased equipment and supplies, which contracts were acquired or will be acquired by the Sellers in the regular course of their respective business; and

         WHEREAS, the Sellers desire to sell, and the Buyers desire to purchase, from time to time, certain of such contracts; and

         WHEREAS, PDC, PDSI and the Buyers are parties to that certain Second Amended and Restated Contract Purchase Agreement dated as of April 28, 2000, as amended by First Amendment to Amended and Restated Contract Purchase Agreement, dated as of April 30, 2001 (the "Existing Purchase Agreement"); and

         WHEREAS, the Sellers and the Buyers wish to amend and restate the Existing Purchase Agreement to decrease the "Contract Purchase Commitment Amount" thereunder and to make certain other changes;

         NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Existing Purchase Agreement is hereby amended and restated to read, and the parties hereby agree, as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

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         Account: A Seller's or a Subsidiary's right to the payment of money from the sale, lease or other disposition of goods or other assets by that Seller or a Subsidiary, a rendering of services by that Seller or a Subsidiary, a loan by that Seller or a Subsidiary, the overpayment of taxes or other liabilities of that Seller, or otherwise, however such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) that such Seller or a Subsidiary may at any time have against any account debtor or other party obligated thereon or against any of the property of such account debtor or other party.

         Accounting Period: Each fiscal month of the Sellers, at the end of which PDC, as Servicer, and the Sellers reconcile accounting information relating to the Contracts.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which PDC or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company or other business entity.

         Adverse Event: The occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of PDC and its Subsidiaries as a consolidated enterprise or on the ability of either Seller, PDC or any other party obligated thereunder to perform its obligations under this Agreement and the Assignments.

         Affiliate: When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, twenty-five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, twenty-five percent or more of the equity interest), (c) each Person, twenty-five percent or more of the voting stock (or if such Person is not a corporation, twenty-five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

         Aggregate Repurchase Commitment Amount: The sum of the Individual Repurchase Commitment Amounts for the Sellers.

         Applicable Commitment Percentage: With respect to each fiscal quarter of the Sellers, the Applicable Commitment Percentage set forth in the table below, based on the BD/EBITDA Ratio computed as of the last day of the immediately preceding fiscal quarter:

                BD/EBITDA Ratio                 Applicable Commitment Percentage

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                  Less than or equal to 1.0                        0.125%
                  Greater than 1.0                                 0.20%

If at any time of determination the applicable BD/EBITDA Ratio cannot be determined, the Applicable Commitment Percentage shall be 0.20%.

Applicable Margin:": Subject to the last sentence of this definition, with respect to the period beginning five days after the financial statements and compliance certificate required by Sections 6.2(b) and (c) are delivered with respect to any fiscal quarter and ending on the day five days after the date such financial statements and compliance certificate for the next fiscal quarter are actually delivered, the percentage specified, based on the BD/EBITDA Ratio calculated as of the end of the fiscal quarter for which such financial statements were delivered:

                  BD/EBITDA Ratio                    Applicable Margin

                  Less than or equal to 1.0                0.75%
                  Greater than 1.0                         1.00%

During the period beginning on the date five days after the financial statements and compliance certificate for a fiscal quarter are required to be delivered pursuant to Sections 6.2(b) and (c) but are not delivered and ending five days after the date such financial statements are delivered, the Applicable Margin shall be as specified for a BD/EBITDA Ratio greater than 1.0 to 1.0. The Applicable Margin shall change on the date of adjustment notwithstanding any Fixed Interest Period.

         Assignment: As defined in Section 2.2(i).

         Bank One Securitization: The sale of Contracts to PDC Funding by the Sellers and the subsequent sale by PDC Funding to Bank One, NA (Main Office Chicago), as agent.

         Bank One Securitization Documents: The Receivables Sale Agreement dated as of May 10, 2002 among PDSI, Webster and PDC Funding (including any Sale Assignment (as defined therein) executed pursuant thereto) and the Receivables Purchase Agreement dated as of May 10, 2002 among PDC, PDC Funding, Bank One, NA (Main Office Chicago), as agent, and the financial institutions from time to time party thereto, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

         BD/EBITDA Ratio: The ratio of (i) the Consolidated Total Debt minus the obligations arising from the purchase price of Permitted Account Sales and other forms of off-balance sheet financing as of the last day of a fiscal quarter, to
(ii) EBITDA for the period of four fiscal quarters ending on such date.

         Board: The Board of Governors of the Federal Reserve System or any successor thereto.

         Business Day: Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

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         Buyers' Contracts: Collectively, as of any date of determination, all
Contracts that have been purchased by the Buyers pursuant to this Agreement and that have not been repurchased by the Sellers.

         Buyers' Interest Amount: For any Interest Period, the amount determined by applying the Buyers' Rate as in effect during such Interest Period to the outstanding principal balance of the Buyers' Contracts as of the first day of such Interest Period.

         Buyer's Percentage: With respect to any Buyer, the percentage equivalent of a fraction, the numerator of which is the Individual Contract Purchase Commitment Amount of such Buyer and the denominator of which is the Contract Purchase Commitment Amount.

         Buyers' Rate: Prior to the occurrence of a Termination Event, for any Interest Period, and except as otherwise provided in Sections 12.2 and 12.3, a rate per annum equal to the weighted average of the Eurodollar Rates (Reserve Adjusted) in effect during such Interest Period plus the Applicable Margin, and from and after the occurrence and during the continuance of a Termination Event, a floating rate per annum equal to the Prime Rate plus two percent (2.0%) per annum.

         Closing Date: The Business Day on which the conditions precedent to the Obligations of the Buyers to purchase the initial Contracts, as set forth in
Article V, have been satisfied.

         Code: The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

         Collection Account: As defined in Section 3.1.

         Collection Period: Each period commencing on a Determination Date and ending on the day immediately preceding the next Determination Date.

         Commitment Fee: As defined in Section 2.4.

         "Consolidated Adjusted EBITDA": As to any Person for any period, the sum of Consolidated EBIT for such period (i) plus consolidated depreciation and amortization for such period, (ii) plus extraordinary losses incurred other than in the ordinary course of business, (iii) minus extraordinary gains realized other than in the ordinary course of business. For Persons acquired by PDC during the relevant measurement period, their EBITDA results will be included in the calculation of Consolidated Adjusted EBITDA as if those Persons were owned by PDC for the entire reporting period. Consolidated Adjusted EBITDA will be calculated on a rolling four-quarter basis.

         "Consolidated EBIT": As to any Person and with reference to any period, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for federal, state, local and foreign income and franchise taxes paid or accrued and (iii) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for such Person and its Subsidiaries on a consolidated basis.

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         "Consolidated Interest Expense": As to any Person and with reference to any period, the interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period including, without limitation, such interest expense as may be attributable to capitalized leases, receivables transaction financing costs, the discount or implied interest component of off-balance sheet liabilities, all commissions, discounts and other fees and charges owed with respect to letters of credit and net mark-to-market exposure.

         "Consolidated Net Income": As to any Person and with reference to any period, the net income (or loss) of such Person and its Subsidiaries calculated on a consolidated basis for such period, excluding any non-cash charges or gains which are unusual, non-recurring or extraordinary.

         "Consolidated Tangible Net Worth": As of any date of determination, the consolidated total stockholders' equity (including capital stock, additional paid in capital and retained earnings) of PDC and its Subsidiaries determined in accordance with GAAP, less goodwill and other intangible assets.

         "Consolidated Total Debt": (a) all indebtedness of PDC and its Subsidiaries, on a consolidated basis, reflected on a balance sheet prepared in accordance with GAAP, plus, without duplication (b) the face amount of all outstanding letters of credit in respect of which PDC or any Subsidiary has any reimbursement obligation and the principal amount of all contingent obligations of PDC and its Subsidiaries, plus obligations associated with capitalized leases, plus obligations arising from Permitted Account Sales (including the Bank One Securitization) and other forms of off-balance sheet financing, including receivables transaction attributed indebtedness.

         Contract: Collectively, a contract evidencing a sale of dental equipment and supplies, in the case of PDSI, or veterinary equipment and supplies, in the case of Webster, entered into by a Seller, as the seller of such equipment and supplies, in the regular course of its business, or an Eagle Soft Contract, and all written agreements (and each of them) purporting to modify the terms of any such contract, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto.

         Contract Default: With respect to any Buyers' Contract: (i) the failure of the Obligor(s) to pay within one hundred twenty (120) days of the due date any amount payable thereunder; (ii) the writing off of such Buyers' Contract in accordance with the customary credit and collection policies of the Sellers; or
(iii) the occurrence of any default under the terms of the Buyers' Contract or any Related Security Document (other than a payment default) which continues for the shorter of any grace or cure period provided in the Buyers' Contract or Related Security Document or ten days from the date that any notice of such nonpayment default required by the Buyers' Contract or the Related Security Document is given to the Obligor(s).

         Contract Purchase Commitment: The obligation of the Buyers to purchase Contracts from the Sellers, on the terms and subject to the conditions and limitations set forth in this Agreement, on a Purchase Date in an aggregate principal amount not to exceed the remainder of: (x) the Contract Purchase Commitment Amount, minus (y) the sum of (i) the aggregate principal

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amount outstanding on all Buyers' Contracts as of the relevant Purchase Date, plus (ii) the aggregate principal portion of all payments by Obligors under Buyers' Contracts that have not been remitted to the Agent for the benefit of the Buyers as of the relevant Purchase Date pursuant to Section 4.1(a).

         Contract Purchase Commitment Amount: As of any date, the sum of the Individual Contract Purchase Commitment Amounts of all Buyers.

         Contract Purchase Commitment Period: The period commencing on the Closing Date and ending on the Business Day preceding the Contract Purchase Termination Date.

         Contract Purchase Termination Date: The earliest of (a) April 26, 2003, as the same may be extended from time to time in writing by the Buyers, in their sole and absolute discretion, at the request of the Sellers, (b) the date on which the Contract Purchase Commitment is terminated pursuant to Section 11.2,
(c) the date on which the Contract Purchase Commitment Amount is reduced to zero pursuant to Section 2.3, or (d) the date on which the sum of the Repurchase Prices of all Contracts repurchased by the Sellers pursuant to Section 7.1(b) since April 26, 2002 equals or exceeds five percent (5%) of the average of the aggregate Net Ending Principal Balance for the 12 preceding Settlement Dates.

         Determination Date: The last day of every Accounting Period.

         Discounted Contract: A Contract identified in the relevant Purchase Request as a Contract (i) with respect to which the principal amount exceeds the remainder of (x) the aggregate purchase price for all equipment and supplies subject to such Contract that would be charged by the Related Seller for a cash sale, minus (y) any downpayment by the relevant Obligor, or (ii) providing for a single grace period of not more than 150 days during which no payments will be due and no interest will accrue with respect to such Contract.

         Eagle Soft Contract: Collectively, a contract evidencing a sale of dental software entered into by PDSI as the seller or licensor of such dental software in the regular course of its business, and all written agreements (and each of them) purporting to modify the terms of any such contract, and including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto.

         EBITDA: For any period of determination, the consolidated net income of PDC and its Subsidiaries before deductions for interest expense, income taxes, depreciation and amortization, all determined in accordance with GAAP.

         Eligible Contract: A Contract:

                  (i) the Obligor of which is a United States resident, is not an Affiliate of either Seller, and is not a government or a governmental subdivision or agency;

                  (ii) the principal Obligor of which is a dentist, veterinarian or a professional association, partnership or other Person that provides dental or veterinary services to consumers, or a dental or veterinary laboratory or other person who provides dental or veterinary services to other Persons who in turn provide dental or veterinary services to

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         consumers, and that on the Purchase Date with respect to such Contract has an ongoing business relationship with the Related Seller;

                  (iii) with respect to which no payment of principal, interest or other amounts is past due by more than sixty (60) days as of the date that such Contract is proposed to be sold to the Buyers hereunder;

                  (iv) the Obligor of which is not the Obligor of any Contract in respect of which any payment of principal, interest or other amounts is past due by more than sixty (60) days as of the date that such Contract is proposed to be sold to the Buyers hereunder and is not otherwise in material default under any other contract or agreement with a Seller;

                  (v) which is denominated and payable only in United States dollars in the United States;

                  (vi) which has been duly authorized (if the Obligor thereon is not a natural person) and which is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Contract enforceable against such Obligor in accordance with its terms;

                  (vii) which does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which the Related Seller is not in violation of any such law, rule or regulation in any material respect;

                  (viii) which has not been modified or extended except in compliance with all applicable requirements of the Related Seller's normal credit policies;

                  (ix) which has not been acquired by the Related Seller from another Person;

                  (x) which constitutes chattel paper or an instrument as such terms are used in the Uniform Commercial Code of the State of Minnesota;

                  (xi) which, pursuant to its terms, is required to be paid in full on or before the Final Maturity Date;

                  (xii) which is secured by a valid and perfected, first priority security interest in the assets sold to the principal Obligor by the Related Seller pursuant to such Contract and, if the principal amount thereof exceeds $10,000, with respect to which the Related Seller has delivered to the Agent UCC financing statements filed in each jurisdiction necessary to perfect such security interest;

                  (xiii) which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights of the Related Seller in order for the Buyers or the Agent to receive payments under such Contract or the right to enjoy the benefits of

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         any Related Security therefor, and (B) does not restrict the ability of the Buyers or the Agent to exercise their rights under this Agreement;

                  (xiv) which is not owed by an Obligor that is a debtor in any proceeding under the Bankruptcy Code or comparable provision of state or foreign law or an assignor for the benefit of creditors;

                  (xv) which is not subject to any off-set, counterclaim or other claimed defense;

                  (xvi) with respect to which the liability of the Obligor thereon is not conditioned upon the approval of the Obligor of any goods sold or financed in connection therewith, and no such goods are subject to any repurchase obligations on the part of the Seller or any return privilege on the part of such Obligor;

                  (xvii) under which the initial payment is or was due no more than one month after the date the equipment sold thereunder was delivered, and that is payable in monthly installments, consisting of either level principal installments, together with accrued interest, or level payments of principal and interest, except that: (1) Contracts having an aggregate outstanding balance at the time of determination of up to five percent (5%) of the aggregate outstanding balance for all Buyers' Contracts existing as of the date of determination may be Eligible Contracts despite having final balloon principal payments that are less than or equal to forty-five percent (45%) of the initial principal amount of such Contracts, (2) Contracts having an aggregate outstanding balance at the time of determination of up to ten percent (10%) of the aggregate outstanding balance for all Buyers' Contracts existing as of the date of determination may be Eligible Contracts despite providing for payments of interest only for a period of up to twelve months after the date of the Contract, and (3) Contracts having an aggregate outstanding balance at the time of determination of up to fifteen percent (15%) of the aggregate outstanding balance for all Buyers' Contracts existing as of the date of determination may be Eligible Contracts despite providing a single grace period of up to one hundred twenty (120) days (or, with respect to Discounted Contracts, as and to the extent provided in the definition thereof, one hundred fifty
         (150) days) during which no payment is due;

                  (xviii) that is evidenced by an Installment Sale Contract - Security Agreement or Software Agreement in substantially the form of one of the four forms of Contract attached hereto as Exhibit A, or another form of contract approved by the Majority Buyers in their sole and unlimited discretion;

                  (xix) that is owned by the Related Seller free and clear of any Lien or any claim of any other Person;

                  (xx) under which at least seventy-five percent (75%) of the principal amount outstanding represents the purchase price of equipment (unless the Contract is an Eagle Soft Contract); and

                  (xxi) which has an interest rate at least equal to the Buyers' Rate plus 1% per annum as of the relevant Purchase Date and under which the principal amount outstanding does not exceed the remainder of (x) the aggregate purchase price for all

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         equipment and supplies subject to such Contract that would be charged by the Related Seller for a cash sale, minus (y) any downpayment by the relevant Obligor, except that Contracts having an aggregate Purchase Price of up to fifteen percent (15%) of the aggregate outstanding balance for all Buyers' Contracts as of the date of determination may be Eligible Contracts despite being Discounted Contracts.

                  (xxii) which, if an Eagle Soft Contract, has a final maturity of no more than 36 months after the date of such Eagle Soft Contract and an aggregate outstanding balance at the time of determination that when added to the outstanding balance of all Buyers' Contracts that are Eagle Soft Contracts, does not exceed ten percent (10%) of the outstanding balance of all Buyers' Contracts as of the date of determination.

                  (xxiii) which excludes residual value and any maintenance component.

                  (xxiv) which provides for aggregate payments thereunder in an amount not greater than $250,000.

                  (xxv) the Purchase Price of which, together with the outstanding balance of all Contracts with the same Obligor as the Contract, does not exceed $250,000.

                  (xxvi) which, if originated by Webster, has an outstanding balance that, when added to the outstanding balance of all other Buyers' Contracts originated by Webster, does not exceed 5% of the outstanding balance of all Buyers' Contracts as of the date of determination.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

         ERISA Affiliate: Any trade or business (whether or not incorporated) that is a member of a group of which a Seller is a member and which is treated as a single employer under Section 414 of the Code.

         Eurodollar Business Day: A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

         Eurodollar Interbank Rate: With respect to each Interest Period or, if elected by the Sellers pursuant to Section 2.7, a fixed rate period, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period or Fixed Rate Period, for the number of days in such Interest Period or Fixed Rate Period, which appears on the Telerate page 3750 as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period or Fixed Rate Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose (including, without limitation, Reuters Screen LIBO page); provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in

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Immediately Available Funds on the first day of such Interest Period or Fixed
Rate Period in an amount approximately equal to the purchase by the Agent to which such Interest Period or Fixed Rate Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Telerate page 3750 " means the display designated as such on Telerate System Incorporated (or such other page as may replace page 3750 or that service for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

         Eurodollar Rate (Reserve Adjusted): With respect to each Interest Period or Fixed Rate Period, the rate (rounded upward, if necessary, to the next one sixteenth of one percent) determined by dividing the Eurodollar Rate for such Interest Period or Fixed Rate Period by 1.00 minus the Eurodollar Reserve Percentage.

         Eurodollar Reserve Rate: As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of such Board. The rate of interest applicable to any outstanding purchase shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         Final Maturity Date: April 26, 2008, as the same may be extended from time to time in writing by the Buyers, in their sole and absolute discretion, at the request of the Sellers.

         Financial Officer: With respect to each Seller, its Chief Executive Officer, Chief Financial Officer, Treasurer or Controller.

         Financing Statements: As defined in Section 2.6.

         Fixed Rate Period: As defined in Section 2.7.

         Fixed Rate Tranches: As defined in Section 2.7.

         GAAP: Generally accepted accounting principles as applied in the preparation of the audited financial statement of PDC referred to in Section 8.5.

         Holding Account: An interest-bearing deposit account belonging to the Agent, for the benefit of the Banks, into which either Seller may be required to make deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by either Seller, with any amounts therein to be held for application toward payment of the depositing Seller's repurchase obligations with respect to any outstanding Buyers' Contracts.

         Immediately Available Funds: Funds with good value on the day and in the city in which payment is received.

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         Individual Contract Purchase Commitment Amount: With respect to any
Buyer, initially the amount set opposite such Buyer's name on the signature pages hereof as its Individual Contract Purchase Commitment Amount, as the same may be reduced or increased from time to time pursuant to Section 2.3 or Section 13.4.

         Individual Repurchase Commitment Amount: On any date of determination during the Contract Purchase Commitment Period with respect to each Seller, 25% of the Net Ending Principal Balance for such Seller on the most recent Settlement Date, and on any date of determination occurring after the Contract Purchase Commitment Period, 25% of the Net Ending Principal Balance for such Seller on the first Settlement Date occurring on or after the Termination Date minus the sum of the Repurchase Prices paid by such Seller since such Settlement Date.

         Intercreditor Agreement: The Intercreditor Agreement dated as of June 19, 2002 among Bank One, NA (Main Office Chicago), the Agent, the Sellers, PDC and PDC Funding.

         Interest Period: Each period beginning on a Settlement Date and ending on the day before the next Settlement Date. The final Interest Period shall end on the Final Maturity Date.

         Inventory: All goods held by a Seller or any Subsidiary for sale or lease, or leased by a Seller or any Subsidiary, or furnished or to be furnished by the Seller or any Subsidiary under any contract of service, or held by a Seller or any Subsidiary as raw materials, work in process or materials used or consumed in a business, and all returned and repossessed goods.

         Lien: With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including but not limited to the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

         Majority Buyers: At any time, if there are two or fewer Buyers, Buyers whose Buyer's Percentages aggregate 100%; if there are more than two Buyers, Buyers whose Buyer's Percentages aggregate at least 60%.

         Multiemployer Plan: A multiemployer plan, as such term is defined in
Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing
Date) for employees of either Seller or any ERISA Affiliate.

         Net Ending Principal Balance: On any Settlement Date for any Seller, the sum of the outstanding principal balances of all Buyers' Contracts purchased from such Seller as of such Settlement Date.

         Obligor: Any Person who or which is directly or indirectly obligated to pay any Contract, including, without limitation, any guarantor and any accommodation maker.

         PBGC: The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         PDC Documents: As defined in Section 5.1(a).

         PDC Guaranty: The amended and restated guaranty of PDC dated as of June 19, 2002, guaranteeing the obligations of PDSI and Webster to the Buyers under this Agreement.

         PDC Funding: PDC Funding Company, LLC, a Minnesota limited liability company.

         PDSI Documents: As defined in Section 5.1(a).

         Permitted Account Sales: Sales (including licenses), with limited recourse, or no recourse, (i) by PDSI or Webster of Accounts derived from sales on contract of furnishings and equipment (but not, however, open-account sales of supplies and not accounts derived from provision of services) or (ii) by PDSI, Webster or PDC Funding under the Bank One Securitization Documents.

         Permitted Liens: Any of the following: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable, except to the extent that such Liens materially adversely affect a Seller's or PDC's property or their respective use of such property in the ordinary course of their respective business, and adequate reserves with respect thereto have been set aside on a Seller's or PDC's books in accordance with GAAP; (b) Liens imposed by law, such as landlords', materialmen's, mechanics', carriers', workmen's, employees' and repairmen's liens except to the extent that such Liens materially and adversely affects a Seller's or PDC's title to its property or their respective use of such property in the ordinary course of their respective business, and adequate reserves with respect thereto which have been set aside on a Seller's or PDC's books in accordance with GAAP; (c) pledges or deposits to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of a Seller or a Subsidiary; (d) any security interest pertaining to the Permitted Account Sales;
(e) the landlord's interest in any security deposit provided by a Seller or a Subsidiary under any lease of real property used in its business; and (f) any Lien securing either a loan whose proceeds were used by a Seller or a Subsidiary to acquire assets or a capitalized lease, provided that such Lien does not extend to any assets other than those acquired with such loan proceeds or subject to such capitalized lease and that the aggregate amount payable under all such loans and capitalized leases at any time does not exceed $5,000,000; provided, however, that none of the Liens listed in clauses (a) through (c) or
(e) above shall constitute "Permitted Liens" on and after the commencement in respect thereof of any enforcement, collection, execution, levy or foreclosure or forfeiture proceeding, including any setoff, which remains unstayed or unbonded for thirty (30) consecutive days.

         Person: Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         Plan: Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Seller or of any ERISA Affiliate, other than a Multiemployer Plan.

         Positive Interest Differential: As defined in Section 4.1(b).

         Prime Rate: The rate of interest from time to time publicly announced by the Agent as its "prime rate." The Agent may lend to its customers at rates that are at, above or below the Prime Rate. For purposes of determining any interest rate hereunder which is based on the Prime Rate, such interest rate shall change as and when the Prime Rate shall change.

         Purchase Date: The Closing Date and any subsequent Settlement Date selected by a Seller pursuant to Section 2.1 hereof on which a purchase of Contracts is made pursuant to this Agreement.

         Purchase Price: With respect to each Contract other than a Discounted Contract, the aggregate principal amount outstanding thereunder on the Purchase Date with respect to that Contract; with respect to each Discounted Contract, an amount equal to the present value of the amount remaining unpaid under such Contract on the Purchase Date with respect to that Contract, discounted to its present value as of such Purchase Date using as the discount rate the Related Seller's "book basis yield" for that Contract, as reflected on the Related Seller's books and disclosed to the Buyers in the relevant Purchase Request, which discount rate shall not be less than the Buyers' Rate in effect on the Purchase Date with respect to such Contract.

         Purchase Request: As defined in Section 2.2.

         Quarterly Payment Date: The last Business Day of each March, June, September and December, and the Final Maturity Date.

         Related Security: With respect to any Contract, any property or interest in property securing payment of that Contract, together with any related guaranty, surety bond, insurance policy or other document or instrument given as assurance for the repayment of that Contract.

         Related Security Document: With respect to any Contract, any security agreement, financing statement, mortgage, deed of trust or similar instrument, guaranty, pledge agreement, letter of credit or other agreement, instrument or document evidencing, setting forth or otherwise pertaining to the Related Security for that Contract.

         Related Seller: With respect to any Contract, the Seller that originated such Contract and that delivers a Purchase Request with respect to such Contract to the Buyers.

         Reportable Event: A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code.

         Repurchase Price: With respect to any Contract(s) repurchased by a Seller hereunder, the outstanding principal balance of such Contract(s) as of the immediately preceding Settlement Date, plus interest thereon at the Buyers' Rate to the date of repurchase, together with any other amount due under this Agreement (including, without limitation, Section 4.1 hereof) with respect to such Contract.

         Servicer: PDC, in its capacity as agent and servicer for the Buyers hereunder.

         Servicing Fee: As defined in Section 4.2.

         Settlement Date: The third Friday of each Accounting Period, or if such date is not a Business Day, then the next succeeding Business Day; provided, however, that at the Servicer's option, the Settlement Date shall be postponed by one Business Day for each holiday of the Servicer that occurs during the relevant Accounting Period and prior to the date that would otherwise be the Settlement Date (but no Settlement Date shall be postponed by more than three Business Days); provided further, however, that June 19, 2002 shall also be a Settlement Date.

         Subsidiary: Any corporation or other entity of which more than fifty percent (50%) of the securities or other ownership interests having ordinary voting power for the election of the board of directors or other Persons performing similar functions are owned by PDC either directly or through one or more Subsidiaries.

         Termination Event: Any event described in Section 11.1.

         Transaction Documents: The PDC Documents, the PDSI Documents and the Webster Documents.

         Unmatured Termination Event: Any event which, with the giving of notice (whether such notice is required under Article XI, under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute a Termination Event.

         Unused Contract Purchase Commitment: As of any date of determination, the amount (if any) by which the Contract Purchase Commitment Amount exceeds the sum of (x) the principal amount outstanding under all Buyers' Contracts, all as of the date of determination, plus (y) the aggregate principal amount of all payments by Obligors under Buyers' Contracts that have not been remitted to the Agent for the benefit of the Buyers pursuant to Section 4.1(a).

         Webster Documents: As defined in Section 5.1(a).

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, consistently applied. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Sellers and the Buyers agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

         Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II
                         TERMS OF THE CONTRACT PURCHASES

         Section 2.1 Purchase and Sale of Contracts; Purchase Price. Subject to the terms and conditions of this Agreement, on such Purchase Date or Purchase Dates prior to the Contract Purchase Termination Date with respect to which one or both Sellers shall have given the Agent, on behalf of the Buyers, a timely Purchase Request pursuant to Section 2.2, the Related Seller will sell to the Buyers and the Buyers will severally purchase from the Related Seller undivided percentage ownership interests in all Eligible Contracts tendered by the Related Seller, together with all of the Related Seller's right, title and interest in and to any Related Security, any Related Security Documents and the proceeds of any of the foregoing; provided, however, that the Buyers will not be required to purchase any Contract that would cause:

                     (i) the sum of (i) the aggregate principal amount outstanding under all Buyers' Contracts as of the relevant Purchase Date, plus (ii) the aggregate principal portion of all payments by Obligors under Buyers' Contracts that have not been remitted to the Agent for the benefit of the Buyers as of the relevant Purchase Date pursuant to Section 4.1(a), to exceed

                     (ii)  the Contract Purchase Commitment Amount,

all determined as of the relevant Purchase Date; and

provided further that the Buyers shall not be required to purchase any Contracts from a Seller unless the aggregate Purchase Price of the Contracts to be purchased from that Seller on that Purchase Date is $300,000 or more. Undivided percentage ownership interests in Eligible Contracts tendered by a Seller hereunder shall be purchased by the Buyers ratably in the proportion of their respective Individual Contract Purchase Commitment Amounts. The price to be paid by the Buyers to each Seller on each Purchase Date shall equal the aggregate Purchase Price of all Contracts tendered to the Buyers by that Seller and accepted by the Buyers on such Purchase Date. The sales of Contracts contemplated hereby shall be made pursuant to and in reliance upon the representations, warranties and agreements of the Sellers contained herein and in the documents delivered pursuant hereto, and shall be without recourse against the Sellers except as provided herein.

         Section 2.2 Procedures For Contract Purchases. Not less than five Business Days before the date a Seller desires to sell Contracts to the Buyers hereunder, that Seller shall deliver to the Agent a written request to buy Contracts in the form of Exhibit C attached hereto or another form acceptable to the Majority Buyers (a "Purchase Request"), setting forth (a) the proposed Purchase Date, (b) the Contracts that Seller proposes to sell on such date, identified by the name of the Obligor under, the principal amounts outstanding under, and the number of months remaining until the final maturity date with respect to, each Contract, and specifying which Contracts, if any, are Discounted Contracts and the Seller's "book basis yield" with respect to each such Discounted Contract, and (c) the Purchase Price for such Contracts. The Agent shall promptly notify each other Buyer of the receipt of such Purchase Request, the matters specified therein, and of such Buyer's ratable share of the requested Purchase Price (which shall be that Buyer's respective Buyer's Percentage thereof). The Agent and the Buyers shall have an opportunity prior to each Purchase Date to inspect all documentation relating to the Contracts tendered for sale and the Related Security as the Agent or the Buyers shall request and shall in no event be obligated to purchase any Contract that the Agent, in its reasonable discretion, determines is not an Eligible Contract. On or before each Purchase Date:

                     (i) the Related Seller shall deliver to the Agent an assignment in the form of Exhibit D hereto (including Schedule I thereto) (an "Assignment"), which will be effective to transfer to the Agent, for the benefit of the Buyers, as of such Purchase Date all of the Related Seller's right, title and interest in, to and under all Contracts tendered for purchase by that Related Seller and any Related Security and Related Security Documents (and such additional forms of assignment or conveyance concerning the Related Security and Related Security Documents as shall be necessary or appropriate, in the Agent's sole determination, to transfer of record the Related Seller's rights therein to the Buyer);

                     (ii) the Related Seller shall conspicuously stamp the first page of each Contract tendered for purchase with the following notice: "This Contract has been assigned to U.S. Bank National Association, as Agent. Any purchase of this Contract would violate the rights of U.S. Bank National Association";

                     (iii) the Related Seller shall deliver to the Servicer the original executed Contracts tendered for purchase by that Related Seller to be held by the Servicer in accordance with
                 Section 3.8 hereof; and

                     (iv) the Related Seller shall place all records maintained by that Related Seller relating to such tendered Contracts in separate files with appropriate markings to indicate the Buyers' ownership thereof.

         On each Purchase Date, each Buyer shall provide its Buyer's Percentage of the requested Purchase Price to the Agent in Immediately Available Funds not later than 3:00 p.m., Minneapolis time. Unless (i) the Agent determines that any applicable condition specified in Article V has not been satisfied, or (ii) one or more of the Buyers does not provide its Buyer's Percentage of the requested Purchase Price in a timely fashion, the Agent will pay to each Seller, in Immediately Available Funds, the Purchase Price of the Contracts (if any) tendered by that Seller and accepted by the Buyers, such payment to be made at the Agent's principal office in Minneapolis, Minnesota in immediately available funds not later than 4:00 p.m. (Minneapolis time) on the requested Purchase Date.

         Section 2.3 Optional Reduction of Contract Purchase Commitment Amount. The Sellers may, at any time, upon not less than five Business Days prior written notice to the Agent, executed by both Sellers, reduce the Contract Purchase Commitment Amount, with any such reduction in a minimum amount of $1,000,000, or, if more, in an integral multiple of $500,000; provided, however that the Contract Purchase Commitment Amount may not be reduced to an amount less than the principal amount outstanding under all Buyers' Contracts as of the date of the reduction.

         Section 2.4 Commitment and Agent's Fee. The Sellers hereby jointly and severally agree to pay to the Buyers a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Commitment Percentage per annum of the average daily Unused Contract Purchase Commitment. Such Commitment Fees are payable in arrears on each Quarterly Payment Date. The Commitment Fees shall be computed on the basis of actual days elapsed and a year of 360 days. The Sellers hereby jointly and severally agree to pay to the Agent on each anniversary of the Closing Date, for the Agent's own account, a yearly agent's fee in the amount provided in a fee letter dated April 28, 2000 from the Agent to PDC. No Buyer (other than the Agent) shall be entitled to any portion of such fee.

         Section 2.5 Payments. Payments and prepayments of principal and interest on the Contracts and all fees, expenses and other obligations under this Agreement shall be made without setoff or counterclaim in Immediately Available Funds (a) if to the Agent for the benefit of the Buyers or for its own account, not later than 12:00 noon (Minneapolis time) on the dates called for under this Agreement at its main office in Minneapolis, Minnesota, and (b) if to a Seller, by deposit of the same into that Seller's operating account with the Agent not later than 12:00 noon (Minneapolis time) on such date. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment. In the event either Seller for any reason fails to pay or remit any amount or charge due hereunder, such overdue amount shall bear interest from the due date thereof until paid at the Prime Rate plus two percent (2%) per annum.

         Section 2.6 Security Interest. The Sellers and the Buyers intend that the transactions contemplated hereby shall be treated as a purchase and sale of the Contracts, Related Security, Related Security Documents and proceeds for all purposes (except, to the extent permitted by law, for tax purposes) and not as a lending transaction. In the event the transactions contemplated hereby are determined not to constitute purchases and sales despite the intentions of the parties, (a) each Seller shall be deemed to have granted to the Agent, for the benefit of the Buyers, and each Seller does hereby grant to the Agent, for the benefit of the Buyers, a security interest in and to that Seller's interest in each Contract identified in an Assignment or delivered to the Agent, the Related Security with respect to such Contract, the Related Security Documents with respect to such Contract, any amounts in the Holding Account, and all proceeds of all of the foregoing, to secure all of that Seller's obligations under this Agreement, whether now existing or hereafter created, the Servicer's obligations to remit proceeds of the Contracts and make other payments to the Bank as provided in Article IV, and that Seller's obligations to repurchase the

Contracts as provided in Article VII, and (b) the Financing Statements shall perfect such security interest.

         Section 2.7 Continuation of Buyer's Rate. PDC may elect to fix the Eurodollar Interbank Rate with respect to any portion of the outstanding principal balance of the Buyers' Contracts (each such portion, a "Fixed Rate Tranche") for a period of two, three, six or (if acceptable to all of the Buyers, in their sole and absolute discretion) nine or twelve Interest Periods (each a "Fixed Rate Period"), by giving the Agent notice, which may be by telephone, given so as to be received by the Agent not later than 10:00 a.m., Minneapolis time, three Business Days prior to the first day of such Fixed Rate Period (which must be a Settlement Date). No Fixed Rate Tranche may be elected if, after giving effect thereto, the scheduled amortization of the Buyers' Contracts would result in any portion of any Fixed Rate Tranche being repaid before the end of the Fixed Rate Period applicable thereto. Fixed Rate Tranches may only be elected in amounts of $500,000 or an integral multiple thereof. Each such notice shall specify (i) the portion of the outstanding principal balance of the Buyers' Contracts to be included in such Fixed Rate Tranche and (ii) the number of Interest Periods to be included in such Fixed Rate Period. For all or any portion of the outstanding principal balance of the Buyers' Contracts with respect to which no election pursuant to this Section 2.7 is effective, the Eurodollar Interbank Rate and the Eurodollar Rate (Reserve Adjusted) will be determined for a single Interest Period. No election pursuant to this Section
2.7 may be made if a Termination Event or Unmatured Termination Event has occurred and is continuing. No more than five Fixed Rate Tranches may be outstanding at any one time.

         Section 2.8 Funding Losses; Fixed Rate Tranches. PDC shall compensate each Buyer, upon its written request, for all losses, expenses and liabilities (including any interest paid by such Buyer to lenders of funds borrowed by it to make or carry Fixed Rate Tranches to the extent not recovered by such Buyer in connection with the re-employment of such funds and including loss of anticipated profits) which such Buyer may sustain if, for whatever reason, any principal amount of a Fixed Rate Tranche is paid, or the rate payable thereon is converted pursuant to Section 12.3, on any day prior to the last day of the Fixed Rate Period applicable thereto. A Buyer's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

                                   ARTICLE III
                            COLLECTIONS AND SERVICING

         Section 3.1 Servicing Agency; Holding of Buyers' Contracts.

         (a) Contract Collections. Until such time, if any, as the Agent shall notify Seller in writing pursuant to Section 3.4 hereof of the revocation of such power and authority, PDC shall, as agent for the Buyers, at PDC's expense, and for the consideration described in Section 4.4, collect or cause to be collected, for and on behalf of the Buyers, from the Obligors under all Buyers' Contracts (whether purchased from PDSI or Webster), Related Security and Related Security Documents, all amounts as and when due and owing thereunder. The Servicer shall convert all checks and other instruments received on account of such amounts into immediately available funds as soon as is commercially reasonable. All such immediately available funds collected by the Servicer shall be deposited as promptly as practicable (not later than the

Business Day after the date such amounts are received) into the "Collection Account" (as defined in the next sentence). The Collection Account shall be an escrow account in the name of the Agent, for the benefit of the Buyers, at U.S. Bank National Association under that certain Escrow Agreement dated as of June 20, 1997, as amended by a First Amendment to Escrow Agreement dated as of June 19, 2002, between PDC, PDSI, the Agent and U.S. Bank National Association. On each Settlement Date, the Servicer shall withdraw such portion of the funds in the Collection Account as is necessary to make any payments due to the Buyers on such Settlement Date, under Sections 4.1, 4.2 or any other section hereof, and to pay itself the amount of any Positive Interest Differentials and any accrued, unpaid earnings on the Collection Account pursuant to Section 4.6. At any time after the occurrence of a Termination Event, the Agent may withdraw any amounts in the Collection Account to pay any amounts due under Sections 4.1, 4.2 or any other section hereof at any time, without instructions from the Servicer. Any amounts withdrawn by the Agent shall be applied first to amounts payable to the Buyers under Sections 4.1 and 4.2, next to any other obligations owed to the Buyers under this Agreement, and any surplus shall be paid pursuant to Section 4.6.

         (b) Manner of Holding Buyers' Contracts. The Servicer shall hold in trust, for the benefit of the Agent and the Buyers, the Buyers' Contracts, until its status as Servicer is terminated as set forth herein. The Servicer shall not release, deliver, sell, pledge or grant a security interest in or authorize the release, delivery, sale, pledge or the granting of a security interest in, any Buyers' Contract to any other entity or person, or take any other action with respect to any Buyers' Contract which could cause the sale to the Buyers to become unperfected or which could otherwise jeopardize the perfected sale of any Buyers' Contract. The Servicer shall physically segregate all Buyers' Contracts from all other contracts or documents of PDC or any Seller, and shall adequately designate such area as an area containing only Buyers' Contracts. The Servicer shall review Buyers' Contracts for compliance with the legending requirements set forth in Section 2.2(ii) hereof. Upon receipt of written notice from the Agent, the Servicer shall deliver the Buyers' Contracts immediately to the Agent. The Servicer shall not honor any requests or instructions from any Person other than the Agent relating to any Buyers' Contract.

         Section 3.2 Standard of Care. The Servicer shall, as part of its administrative and servicing obligations hereunder, be responsible for all administration, servicing and collection of all Buyers' Contracts, Related Security and Related Security Documents. In performing such functions, the Servicer agrees to exercise the same degree of skill and care and apply the same standards, policies and procedures that it applies to the performance of the same functions with respect to Contracts, Related Security and Related Security Documents and rights of recourse owned by it (or, if it no longer owns any Contracts, in accordance with its practices when it did own Contracts).

         Section 3.3 Sellers' Obligations to Obligors. Anything herein to the contrary notwithstanding, (a) the Related Seller shall remain liable under the Contracts and the Related Security Documents to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and the Contracts had not been sold to the Buyers, (b) the exercise by the Agent or any Buyer of any of the rights hereunder shall not release the Related Seller from any of its duties or obligations under the Contracts and the Related Security Documents, and (c) the Agent and the Buyer shall have no obligation or liability under the Contracts and the Related Security Documents by reason of this Agreement, nor shall the Agent or the Buyer be obligated to perform any of the obligations or duties of the Related Seller thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The Related Seller will at all times observe and perform, or cause to be observed and performed, all contractual undertakings of the Related Seller to the Obligor under each Contract and the Related Security Documents.

         Section 3.4 Termination of Servicing Agency. Notwithstanding the other provisions of this Article III, if the Agent reasonably determines at any time, in its sole discretion, that (i) the Servicer has failed to perform its servicing and collection functions hereunder and has not corrected such failure within ten (10) days of Agent's notifying the Servicer of such failure, (ii) a Termination Event has occurred and is continuing, or (iii) there has been a material adverse change in PDC's financial condition, the Agent may terminate PDC's agency hereunder by delivering written notice of the Agent's revocation of PDC's power and authority to service the Buyers' Contracts. After delivering written notice pursuant to the preceding sentence, the Agent may directly service the Buyers' Contracts and Related Security (or engage a third party to do so on the Buyers' behalf). In such event, the Agent shall have the right, without limitation, and notwithstanding Section 4.4 hereof, to collect and retain all payments (excluding Positive Interest Differentials) received from Obligors and shall be entitled to reimbursement (not to exceed the amounts from time to time collected constituting Positive Interest Differentials and earnings on the Collection Account) from PDC on demand for all reasonable expenses incurred by the Agent (including but not limited to any fees and expenses of any successor servicer and fees, service charges and disbursements of legal counsel) in connection with such servicing activities (and the Agent may deduct such expenses from collected amounts constituting Positive Interest Differentials and earnings on the Collection Account) as provided in Section 4.6. Nothing contained in this paragraph shall be construed to limit or otherwise affect or modify PDC's obligation to make up interest deficiencies as provided in Section
4.2 and, if the Agent assumes servicing and collection functions under this
Article III, the Agent may from time to time deduct the amount of such deficiencies from amounts constituting Positive Interest Differentials.

         Section 3.5 Notices of Assignment to Obligors. On or before the Purchase Date with respect to each Contract sold to the Buyers, PDSI or Webster, as the case may be, shall notify the Obligor that the Servicer is authorized to service such Contract on behalf of PDSI or Webster, as the case may be. Each Seller shall join in giving to any Obligor such notice as the Agent may reasonably request of the Buyers' purchase of Contracts under this Agreement. The Agent may give such notice at any time, in its sole and unlimited discretion.

         Section 3.6 Books and Records. The Servicer will keep and maintain at its own cost and expense, satisfactory and complete records of the Buyers' Contracts, the Related Security Documents and the Related Security, including a record of all payments received and credits granted with respect to all Contracts.

         Section 3.7 Insurance; Notice of Loss. The Servicer shall enforce the provisions of the Buyers' Contracts requiring the Obligors to maintain insurance as described in Section 8.27, in accordance with the standard of care required by Section 3.2. Each Seller will promptly notify the Agent of any loss of or material damage to any Contract, Related Security Document or

Related Security or of any substantial adverse change, known to that Seller, in any Contract or material item of Related Security or the prospect of payment or performance thereof.

                                   ARTICLE IV
                                   SETTLEMENTS

         Section 4.1 Payments to Buyers. On each Settlement Date, the Servicer will remit to the Agent, for the benefit of the Buyers:

                 (a) the full amount of all principal payments (including, without limitation, scheduled principal payments, prepayments of principal, overdue principal, and principal payable on acceleration) received by the Servicer under the Buyers' Contracts during the preceding Collection Period;

                 (b) all payments of interest received by the Servicer under the Buyers' Contracts during the preceding Collection Period, provided, however, that if the total of such interest payments received is greater than the Buyers' Interest Amount for the Interest Period ending on such Settlement Date, then the amount of interest to be remitted may be reduced by the amount of such excess (such reduction being herein called the "Positive Interest Differential"); and

                 (c) all other amounts received by the Servicer in respect of the Buyers' Contracts during the preceding Collection Period, including without limitation, proceeds received from any life, disability or property insurance and any other proceeds of or from Related Security, provided, however that if the Servicer is not in default under Section 4.2, the Servicer may retain any late charges received by the Servicer.

         Section 4.2 Additional Payments to Buyer.

                 (a) If the Servicer shall have released any Related Security, the Servicer shall make the payment required by Section 9.1 with respect thereto on the Settlement Date next succeeding such release.

                 (b) Should the amount of all payments of interest received during a Collection Period be less than the Buyers' Interest Amount for the Interest Period ending on the first Settlement Date after such Collection Period, PDC shall advance to the Agent, for the benefit of the Buyers, on the next Settlement Date the difference between the total of all such payments of interest and the Buyer's Interest Amount. The obligations of PDC under the preceding sentence shall be absolute and irrevocable, and shall not be affected by the Agent's termination of PDC's servicing agency pursuant to Section 3.4 or by any other event.

         Section 4.3 Defaulted Contracts. If a Contract Default shall have occurred with respect to any Buyers' Contract and such Contract is not repurchased by the Related Seller hereunder, the Servicer shall take all reasonable actions, which may include filing lawsuits, to collect such Contract and to enforce the Agent's and the Buyers' rights under any Related Security Document. The proceeds of any action to collect such a Contract or of a sale of any Related Security for such Contract shall be applied first to the Servicer's reasonable out-of-pocket costs and expenses (including the fees and disbursements of its counsel) incurred in obtaining such proceeds, second, to the Agent's and the Buyers' reasonable costs and expenses (including the fees and disbursements of its counsel), third, at the Agent's option, to accrued, unpaid interest on the Contract or to the outstanding principal balance of the Contract, fourth, to accrued, unpaid interest on the Contract or the outstanding principal balance of the Contract (whichever was not chosen by the Agent pursuant to clause third above), and the remainder, if any, to any other Person legally entitled thereto, including, without limitation, the Related Seller.

         Section 4.4 Consideration to PDC. As full consideration for all of the Servicer's servicing and collection functions hereunder and for the Servicer's obligation to advance such additional amounts as may from time to time be required hereunder, until the Servicer's servicing agency is terminated pursuant to Section 3.4, the Servicer shall be entitled to receive for its individual account, out of any Positive Interest Differentials and all earnings on the Collection Account, subject to Section 4.6 below, a fee (the "Servicing Fee") in an amount equal to 1% per annum of the outstanding principal balance of the Buyers' Contracts. As full consideration for PDC's obligations under Section 4.2(b) and Article XII, PDC shall be entitled to receive for its individual account the portion of the Positive Interest Differentials and all earnings on the Collection Account described in Section 4.6(d) (the "Guaranty Fee"). The Servicing Fee and the Guaranty Fee shall accrue and be calculated for each Collection Period and payable on each Settlement Date. All collections will, notwithstanding the terms of this Section 4.4, be deposited in the Collection Account no later than the Business Day following the Servicer's receipt of immediately available funds with respect thereto.

         Section 4.5 Payments by the Agent. Any amounts paid or prepaid on account of the Buyers' Contracts or the Sellers' obligations with respect thereto shall be paid to the Agent for the account of each Buyer in proportion to its undivided percentage ownership interest of outstanding Buyers' Contracts. The Agent will promptly distribute in like funds to each Buyer its ratable share of each payment of principal, interest or fees received by the Agent for the account of the Buyer.

         Section 4.6 Application of Positive Interest Differentials and Earnings on Collection Account. On each Settlement Date, the Positive Interest Differential, if any, and all earnings on the Collection Account shall be distributed as follows:

                 (a) first, to the Agent and the Buyers, in an amount sufficient to pay or reimburse all amounts owed to them hereunder;

                 (b) second, to the Servicer, to reimburse the Servicer for all advances made by it pursuant to Section 4.2, in an amount up to the unreimbursed amount of all such advances made;

                 (c) third, to the Servicer, in an amount equal to all accrued, unpaid Servicing Fees; and

                 (d) fourth, to PDC, as the Guaranty Fee.

         Neither the Servicer nor PDS shall have any claim for reimbursement of advances made pursuant to Section 4.2, the Servicing Fee or the Guaranty Fee except as provided in this Section 4.6.

                                   ARTICLE V
                        CONDITIONS PRECEDENT TO PURCHASES

         Section 5.1 Conditions to Initial Purchase. The Buyers' obligation to purchase Contracts hereunder and the effectiveness of this Agreement, is subject to the satisfaction of the following conditions:

                 (a) Documents. The Agent shall have received the following, in sufficient counterparts for each Buyer:

                     (i) A copy of this Agreement, duly executed by PDC, each of the Sellers and the Buyers.

                     (ii)   A copy of the PDC Guaranty, duly executed by PDC.

                     (iii) A copy of the corporate resolutions of PDC authorizing the execution, delivery and performance of this Agreement and the PDC Guaranty (collectively, the "PDC Documents"), certified as of the Closing Date by the Secretary or an Assistant Secretary of PDC.

                     (iv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of PDC authorized to execute the PDC Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of PDC.

                     (v) A copy of the Articles of Incorporation of PDC with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 15 days prior to the Closing Date.

                     (vi) A long-form certificate of good standing for PDC in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than 15 days prior to the Closing Date.

                     (vii) A copy of the bylaws of PDC, certified as of the Closing Date by the Secretary or an Assistant Secretary of PDC.

                     (viii) A copy of the corporate resolutions of PDSI
                 authorizing the execution, delivery and performance of this Agreement, the Assignments hereunder and any Financing Statements executed by PDSI (collectively, the "PDSI Documents"), certified as of the Closing Date by the Secretary or an Assistant Secretary of PDSI.

                           (ix) An incumbency certificate showing the names and titles and bearing the signatures of the officers of PDSI authorized to execute the PDSI Documents, and to request purchases of Contracts hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of PDSI.

                           (x) A copy of the Articles of Incorporation of PDSI with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 15 days prior to the Closing Date.

                           (xi) A long-form certificate of good standing for PDSI in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than 15 days prior to the Closing Date.

                           (xii) A copy of the bylaws of PDSI, certified as of the Closing Date by the Secretary or an Assistant Secretary of PDSI.

                           (xiii) A copy of the corporate resolutions of Webster authorizing the execution, delivery and performance of this Agreement, the Assignments hereunder and any Financing Statements executed by Webster (collectively, the "Webster Documents"), certified as of the Closing Date by the Secretary or an Assistant Secretary of Webster.

                           (xiv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of Webster authorized to execute the Webster Documents, and to request purchases of Contracts hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of Webster.

                           (xv) A copy of the Articles of Incorporation of Webster with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 15 days prior to the Closing Date.

                           (xvi) A long-form certificate of good standing for Webster in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than 15 days prior to the Closing Date.

                           (xvii) A copy of the bylaws of Webster, certified as of the Closing Date by the Secretary or an Assistant Secretary of Webster.

                           (xviii) Proper Financing Statements (Form UCC-1) or
                  amendments thereto duly executed and suitable for filing under the Uniform Commercial Code for all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the interest of the Agent and the Buyers in the Buyers' Contracts, Related Security, Related Security Documents and proceeds thereof.

                           (xix) Completed UCC, tax lien and judgment searches against each Seller or other evidence satisfactory to the Agent that there are no Liens superior to the interest of the Agent and the Buyers in the Buyers' Contracts, the Related Security, the Related Security Documents or the proceeds thereof.

                  (xx) A certificate dated the Closing Date of a Financial Officer of PDC, PDSI and Webster certifying as to the matters set forth in Sections 5.2(b) and 5.2(c) below.

          (b) Opinion. The Seller shall have requested Matthew Levitt, Esq., its counsel, to prepare a written opinion, addressed to the Agent and the Buyers and dated the Closing Date, covering the matters set forth in Exhibit E hereto, and such opinion shall have been delivered to the Agent in sufficient counterparts for each Buyer.

          (c) Compliance. PDC and the Sellers shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Sellers prior to or simultaneously with the Closing Date.

          (d) Credit and Collection Policies. PDC and each Seller shall have provided the Buyers with copies of its credit and collection policies as in effect on the Closing Date, which shall be satisfactory in all respects to the Buyers.

          (e) Fees and Expenses. The Agent shall have received (i) for the account of the Buyers, an extension fee in the amount of $25,000, and (ii) all other fees and amounts due and payable by the Agent or the Buyers on or prior to the Closing Date, including the reasonable fees and expenses of counsel of the Agent.

     Section 5.2 Conditions Precedent to All Purchases of Contracts. The obligation of the Buyers to purchase any Contracts hereunder (including the first Contracts to be purchased hereunder) shall be subject to the fulfillment of the following conditions:

          (a) all obligations in Section 2.2 hereof shall have been fulfilled to the satisfaction of the Agent;

          (b) the representations and warranties of PDC and the Related Seller herein shall be true and correct on the Purchase Date in all material respects with the same force and effect as if originally made on such Purchase Date, and PDC and the Related Seller shall have performed and complied with all agreements and conditions required hereby to be performed or complied with prior to or on such Purchase Date;

          (c) no Unmatured Termination Event or Termination Event shall have occurred and be continuing on any Purchase Date or will exist after giving effect to the purchase and sale of Contracts to be made on such Purchase Date; and

          (d) there shall have been delivered to the Agent such additional documents as shall be requested by the Agent pursuant to Section 9.6.

                                   ARTICLE VI
                       REPORTS AND INFORMATION; INSPECTION

     Section 6.1 Settlement Date Statements. The Servicer shall deliver to each Buyer on or before each Settlement Date a settlement statement certified by a duly authorized officer or employee of the Servicer, in substantially the form of Exhibit F:

             (a) setting forth as to each Buyers' Contract that remains outstanding:

                 (i) the amount of principal collected during the preceding Collection Period and to be paid over to the Agent for the benefit of the Buyers; the amount of interest collected during the preceding Collection Period; the amount of interest to be paid over to the Agent for the benefit of the Buyers; the amount of any other payment collected by PDC with respect to such Contracts during the preceding Collection Period and being paid over to the Agent for the benefit of the Buyers; and the remaining principal balance with respect to such Contracts as of the last occurring Determination Date; all determined and reported on an aggregate basis for all Buyers' Contracts; and

                 (ii) the principal balance outstanding; the number of payments remaining to be made; whether such Contract has been modified or amended or contains provisions authorizing the Obligor to skip a payment, interest only or balloon payments; and whether to the Servicer's knowledge any Obligor is in any way in default under the terms of the Contract or any Related Security Documents; all determined and reported for each Buyers' Contract on an individual basis;

             (b) listing each Buyers' Contract that remains outstanding with respect to which the Obligor has not paid any amount due thereunder within sixty (60) days of its due date;

             (c) setting out the aggregate of all Repurchase Prices paid by each Seller pursuant to Section 7.1(b) during the preceding Collection Period and since the Closing Date, and including a computation of each Individual Repurchase Commitment Amount as of the Settlement Date with respect to which such certificate is prepared;

             (d) listing each Contract to be purchased on that Settlement Date that is an Eligible Contract pursuant to one or more of clauses (xvii)(1) through (3) or (xxi) of the definition of Eligible Contract, identifying which clauses are applicable to each such Contract and giving the Purchase Price of each such Contract;

             (e) giving the total Purchase Price of all Contracts purchased by the Buyers on or prior to that Settlement Date that were Eligible Contracts under each of clauses (xvii)(1) through (3) or (xxi) of the definition of Eligible Contract, and including computations demonstrating that such aggregate Purchase Price does not exceed the maximums specified in such clauses (xvii)(1) through (3) and (xxi) of the definition of Eligible Contract; and

             (f) describing each modification of a Contract entered into by the Servicer during the preceding Collection Period and containing calculations demonstrating that the aggregate Purchase Price of all Contracts modified by the Servicer does not exceed the maximum specified in Section 9.1.

     Section 6.2 Financial Statements. PDC and the Sellers shall deliver to each
Buyer:

             (a) As soon as available and in any event within 90 days after the end of each fiscal year of PDC, the annual audit report of PDC and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by PDC and acceptable to the Agent and the Buyers, together with any management letters, management reports or other supplementary comments or reports to PDC or its board of directors furnished by such accountants.

             (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited financial statement of PDC and its Subsidiaries, prepared on the basis of the same accounting principles applied in the preparation of the annual audited financial statements referred to in Section 6.2(a) (but omitting footnotes and year-end adjustments), signed by a Financial Officer of PDC, consisting of at least consolidated statements of income and cash flow for PDC and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of PDC as at the end of such quarter setting forth in each case in comparative form corresponding figures from the previous year.

             (c) Together with the financial statements furnished by PDC under Sections 6.2(a) and (b), a statement signed by a Financial Officer of PDC demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial ratios and restrictions contained in Article X and stating that as at the date of each such financial statement there did not exist any Unmatured Termination Event or Termination Event or, if an Unmatured Termination Event or Termination Event existed, specifying the nature and period of existence thereof and what action the Sellers propose to take with respect thereto.

             (d) Immediately upon becoming aware of any Unmatured Termination Event or Termination Event, a notice describing the nature thereof and what action the Sellers propose to take with respect thereto.

             (e) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Sellers propose to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

             (f) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to PDC's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

             (g) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which could constitute an Adverse Event, and the steps being taken by the Person(s) affected by such proceeding.

             (h) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by PDC, either Seller or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by PDC, either Seller or any Subsidiary which are material to the operations of either Seller or such Subsidiary, or (ii) which will or threatens to impose a material liability on PDC, either Seller or such Subsidiary to any Person or which will require a material expenditure by PDC, either Seller or such Subsidiary to cure any alleged problem or violation.

             (i) From time to time, such other information regarding the business, operation and financial condition of PDC, the Sellers and the Subsidiaries as the Agent or any Buyer may reasonably request.

     Section 6.3 Inspection. PDC and each Seller shall permit any Person designated by the Agent or any Buyer to visit and inspect any of such Person's properties, corporate books and financial records, to examine and to make copies of such Person's books of accounts and other financial records, and to discuss the affairs, finances and accounts of such Person's and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent or any Buyer may designate. So long as no Termination Event exists, such visits, inspections and examinations shall be at the expense of the Agent or Buyer conducting such visit, inspection or examination, but any such visits, inspections and examinations made while any Termination Event is continuing shall be at the expense of the Sellers.

     Section 6.4 Fiscal Periods. PDC and each Seller will have the same fiscal year and schedule of fiscal months, determined for each year on a basis consistent with PDC's historical practices. PDC and the Sellers will deliver a schedule of fiscal months and Settlement Dates for each fiscal year to the Agent on or before the end of the preceding fiscal year.

                                   ARTICLE VII
                   SELLERS' OBLIGATION TO REPURCHASE CONTRACTS

     Each Seller shall have an obligation to repurchase Contracts, as follows:

     Section 7.1 Sellers' Obligations to Repurchase.

             (a) Repurchases Without Limit. Each Seller agrees to repurchase, on the Agent's demand, any Contract previously purchased by the Buyers from that Seller hereunder:

                 (i) If such Contract was not, on the applicable Purchase Date, an Eligible Contract;

                 (ii) If any representation or warranty by that Seller with respect to such Contract was not true and correct on the applicable Purchase Date;

                 (iii) Upon any failure by that Seller, or by the Servicer, to comply with any of its covenants or other agreements hereunder with respect to such Contract; and

                 (iv) If such Contract is or becomes subject to any Liens or other adverse claims created by or arising through PDC or that Seller.

             (b) Limited Repurchases Following Contract Default. In addition to any repurchases required by Section 7.1(a), each Seller agrees to repurchase, on the Agent's demand, any Contract previously purchased by the Buyers from that Seller hereunder upon the occurrence of a Contract Default with respect to such Contract; provided, however that a Seller shall not be obligated to repurchase any Contract pursuant to this Section 7.1(b) if the principal amount outstanding under that Contract exceeds the remainder of that Seller's Individual Repurchase Commitment Amount as of the date of determination; and provided further that neither Seller shall be obligated to repurchase a Contract pursuant to this Section 7.1(b) if such repurchase would cause the portion of the aggregate Repurchase Price for all Contracts repurchased after the Closing Date under this Section 7.1(b) that is attributable to principal outstanding under such Contracts to exceed the Aggregate Repurchase Commitment Amount.

     Section 7.2 Seller's Option to Repurchase. If on any Settlement Date the aggregate outstanding principal balance of the Buyers' Contracts is less than or equal to $1,000,000, the Sellers may repurchase from the Buyers all but not less than all of such Contracts for the Repurchase Price.

     Section 7.3 Terms of Repurchase. Repurchases of Contract(s) by a Seller under the provisions of this Article VII shall be made by payment of the Repurchase Price for such Contract(s) to the Agent for the benefit of the Buyers. Each repurchase by a Seller from the Buyers under this Article VII shall be made in Immediately Available Funds and shall be without recourse, representation or warranty except as to the absence of encumbrances created by the Buyers. In the event a Seller is obligated to repurchase a Contract under the provisions of this Article VII, the Agent shall, at that Seller's expense and after payment of the full Repurchase Price therefor, take such action as that Seller may reasonably request in order to reassign to that Seller the Contract, all Related Security Documents and all Related Security for such Contract. Notwithstanding any other provision hereof, following the repurchase of a Contract by a Seller and payment of the full Repurchase Price therefor, the Agent and the Buyers shall have no further rights therein and all collections on such repurchased Contract shall be the sole property of that Seller.

                                  ARTICLE VIII
                PDC'S AND SELLERS' REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Buyers to execute this Agreement and to purchase Contracts hereunder, PDC and the Sellers make the following representations and warranties to the Agent and the Buyers, each of which shall survive the execution and delivery of this Agreement and shall be deemed given as of the date hereof and as of each Purchase Date:

     Section 8.1 Organization; Standing, Etc. PDC and each of its corporate Subsidiaries, including PDSI and Webster, are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted and to enter into the Transaction Documents executed by it and to perform its obligations under the Transaction Documents executed by it. PDC and each of its Subsidiaries, including PDSI and Webster, are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where failure to so qualify or to maintain such good standing would constitute an Adverse Event.

     Section 8.2 Authorization and Validity. The execution, delivery and performance by PDC and the Sellers of the Transaction Documents executed by it have been duly authorized by all necessary corporate action by PDC and the Sellers, and the Transaction Documents executed by it constitute the respective legal, valid and binding obligations of PDC and the Sellers, enforceable against PDC and the Sellers in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

     Section 8.3 No Conflict; No Default. The execution, delivery and performance by PDC and the Sellers of the Transaction Documents executed by it will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to PDC or either Seller, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of PDC or either Seller, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which PDC or either Seller is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of PDC or either Seller or any Subsidiary. Neither PDC or nor either Seller nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.

         Section 8.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of PDC or either Seller to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Transaction Documents executed by it.

         Section 8.5 Financial Statements and Condition. PDC's audited consolidated financial statements as at April 28, 2001 and its unaudited consolidated financial statements as at January 26, 2002, as heretofore furnished to the Agent, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of PDC and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither a Seller nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since April 28, 2001, no Adverse Event has occurred.

         Section 8.6 Litigation and Contingent Liabilities. Except as previously disclosed to the Buyers in writing, there are no actions, suits or proceedings pending or, to the knowledge of PDC or either Seller, threatened against or affecting either PDC or Seller or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to PDC or either Seller or such Subsidiary, could constitute an Adverse Event.

         Section 8.7 Compliance. PDC and its Subsidiaries, including PDSI and Webster, are in material compliance with all statutes and governmental rules and regulations applicable to them.

         Section 8.8 Environmental, Health and Safety Laws. There does not exist any violation by PDC or either Seller or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on PDC or either Seller or a Subsidiary or which would require a material expenditure by PDC or either Seller or such Subsidiary to cure. Neither PDC nor either Seller nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

         Section 8.10 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under

Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         Section 8.10 Regulation U. None of PDC or either Seller is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any purchase of Contracts by the Buyers hereunder will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

         Section 8.11 Liens. None of the Accounts or Inventory of PDC or either Seller or any Subsidiaries is subject to a Lien, except for Permitted Liens.

         Section 8.12 Taxes. Each of PDC, the Sellers and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of PDC). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of PDC and the Sellers in respect of taxes and other governmental charges are adequate.

         Section 8.13 Investment Company Act. None of PDC, either Seller or any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.14 Public Utility Holding Company Act. None of PDC, either Seller or any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.15 Subsidiaries. Exhibit G sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Seller or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary. PDSI is a wholly owned Subsidiary of PDC.

         Section 8.16 Partnerships and Joint Ventures. None of PDC, nor either Seller or any Subsidiary is currently a partner (limited or general) or joint venturer in any partnership or joint venture, except for Webster Management, LP, 100% of the equity in which is owned by Webster and PDSI.

         Section 8.17 Enforceability of Agreements and Assignments. This Agreement has been duly executed and delivered by PDC and each Seller and is a valid and binding agreement of each PDC and Seller enforceable in accordance with its terms. Each Assignment, upon delivery to the Agent, will have been duly executed and delivered by the Related Seller with respect to the Contracts subject to that Assignment and will constitute a valid and binding assignment by the

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

Related Seller enforceable against the Related Seller in accordance with its terms. Each Seller has full right, power and authority to sell the Buyers' Contracts, the Related Security, the Related Security Documents and proceeds hereunder and has the ability to fulfill completely its obligations to the Obligors with respect to the Buyers' Contracts.

         Section 8.18 Sale of Contracts. On each Purchase Date, the Related Seller will be the owner of all right, title and interest in and to the Contracts to be sold to the Buyers on such Purchase Date, all Related Security Documents and the Related Seller's interest in the Related Security and upon the delivery of the Assignment to the Buyer on such Purchase Date, such ownership interest will be vested in the Buyer. Each Contract offered to and/or purchased by the Buyers hereunder, all Related Security Documents and the Related Seller's interest in the Related Security will be, when offered and/or purchased, owned by the Related Seller free and clear of all Liens and rights of others excepting the rights in favor of the Agent and the Buyers created or to be created pursuant to this Agreement. Except in connection with the sale of Contracts hereunder, neither Seller has sold, pledged, transferred, assigned or granted any Lien in any Contracts sold or to be sold to the Buyers hereunder, any Related Security or the Related Security Documents. No financing statement describing or referring to any Contract (other than any financing statement naming the Agent as secured party) is on file in any public office, except for financing statements in favor of U.S. Bank, and financing statements evidencing Permitted Account Sales. There is only one original executed copy of each Contract, and on the relevant Purchase Date such original executed copy of each Contract purchased by the Buyers will be legended in accordance with Section 2.2(ii) and be delivered to the Servicer to be held for the benefit of the Buyers in accordance with Section 3 hereof.

         Section 8.19 Related Security. Immediately prior to the purchase of any Contract on a Purchase Date, the Related Seller will have a perfected first priority Lien on all Related Security for such Contract. Following the assignment of any Contract to the Agent for the benefit of the Buyers, the Buyers will have a valid and perfected and enforceable first priority security interest in such Buyers' Contract and the Related Security. With respect to each Buyers' Contract, the dental equipment included in the Related Security is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in goods of the type including such dental equipment; such filings have been duly made and show the Related Seller as secured party; and the Agent has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Related Seller and any trustee in bankruptcy of the Related Seller) claiming an interest in such dental equipment included in the Related Security.

         Section 8.20 Eligibility and Enforceability of Contracts; Accuracy of Information; Compliance. As of the relevant Purchase Date, each Contract sold to the Buyers by a Seller hereunder is an Eligible Contract. Each Contract sold to the Buyers by a Seller hereunder, and all Related Security Documents, will constitute the legal, valid and binding obligation of the Obligor(s) thereof, enforceable in accordance with their respective terms. Each such Contract will accurately reflect the name(s) and residence or business address of the Obligor(s), the signature(s) of the Obligor(s) on each Contract are genuine and all parties to each Contract had full legal capacity to execute that Contract. At the date of origination of each Contract, and on the Purchase Date with respect thereto, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Related Seller shall for at least the period of this Agreement, maintain in its possession, available for the Agent's and the Buyers' inspection, and shall deliver to the Agent upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Buyers' ownership of the Contracts.

         Section 8.21 Contract Defaults. As of the relevant Purchase Date: (i) each Contract sold to the Buyers by a Seller hereunder will be current, or no more than 60 days past due; (ii) there will be no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (i) above); (iii) neither the Related Seller nor the Servicer will have waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (i) above; (iv) the Related Security will be free of damage and in good repair; (v) each Contract will not have had its terms of payment extended or modified in a manner inconsistent with the Related Seller's normal credit policies; (vi) each Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Related Security securing each Contract has not been released from the lien of the Contract in whole or in part. Neither Seller has changed its credit and collection policies in any material respect or taken any action which would materially impair the collectability of any Contract.

         Section 8.22 Goods Sold. Immediately prior to the date on which title to any goods sold to an Obligor by a Seller and financed by indebtedness evidenced by a Contract or Contracts passes to the Obligor thereof, the Related Seller shall have been the owner of such goods free and clear of all mortgages, deeds of trust, pledges, liens, security interests and other charges or encumbrances. As of the Purchase Date with respect to each Contract, there will be no liens or claims filed for work, labor or materials affecting the Related Security securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

         Section 8.23 Financing Statements. Appropriate Uniform Commercial Code financing statements relating to the sale of Contracts hereunder have been filed in all offices where such filing is necessary to give the Agent on behalf of the Buyers a prior perfected security interest in the Buyers' Contracts, the Related Security Documents and any Related Security superior to any other interest therein. The Buyers' Contracts, the Related Security Documents and any Related Security are or will be sufficiently described in the Assignments and such financing statements in order to perfect and protect Buyers' interest in the Buyers' Contracts, the Related Security Documents and any Related Security against all other Persons. All filing fees and taxes, if any, necessary to make the foregoing filing effective have been paid in full.

         Section 8.24 Records. PDC and both Sellers' chief executive office and the place where they maintain the books and records relating to the Contracts and any Related Security is located at 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

         Section 8.25 Licenses. All import and exchange licenses, if required under applicable law or regulations for the exportation, importation and payment of the purchase price and related costs of goods underlying the Contracts or the shipment thereof, have been obtained.

         Section 8.26 No Defenses or Waivers. As of the Purchase Date with respect to each Contract: (i) the Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury;
(ii) the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury; (iii) no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; and (iv) the terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the exhibits to the relevant Assignment.

         Section 8.27 Insurance Coverage. The Obligor under each Contract is contractually obligated to maintain all risk physical damage insurance upon the equipment securing such Contract in an amount at least equal to the lesser of the principal amount of such Contract or the replacement cost of such equipment, which insurance policy must name the Related Seller as loss payee and additional insured and require at least 10 days' prior written notice to the Related Seller before cancellation. In the case of any Contract as to which the unpaid principal balance as of the Purchase Date with respect to such Contract exceeds $100,000, the Related Seller has obtained written proof of such insurance.

         Section 8.28 Origination. Each Contract was originated by the Related Seller in the ordinary course of its business. No Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement, or the ownership of the Contract by the Buyers, unlawful or render the Contract unenforceable as a result thereof.

         Section 8.29 Retirement Benefits. Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither a Seller nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

         Section 8.30 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Sections 6.2 or 8.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of PDC or either Seller in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of PDC or either Seller to the Agent or the Buyers consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of PDC or that Seller, and PDC or the Sellers have no reason to believe that such projections or forecasts are not reasonable.

                                   ARTICLE IX
                        SELLERS' AGREEMENTS WITH RESPECT
                        TO CONTRACTS AND RELATED SECURITY

         In order to induce the Agent and the Buyers to execute this Agreement and to purchase Contracts hereunder, the Sellers jointly and severally agree that, with respect to each Buyers'

Contract, for as long as such Contract or any amount thereunder remains outstanding, and whether or not the Agent has terminated PDC as Servicer of such Contract under Section 3.4:

         Section 9.1 Modification of Contracts. Except as provided in the remainder of this Section 9.1, neither Seller nor the Servicer will, as agent of the Agent and the Buyers or otherwise, extend or otherwise compromise or modify the terms of any Buyers' Contract or the terms of any Related Security Documents without the prior written approval of the Agent, release any Related Security or alter or amend in any material respect its credit policies with respect to Contracts, Related Security Documents and Related Security as in effect on the date hereof. The foregoing shall not prohibit the Servicer, as long as the Agent has not terminated PDC's power to act as Servicer pursuant to Section 3.4, from modifying the terms of any Buyers' Contract in a manner consistent with the Servicer's credit polices as they exist as of the date of this Agreement, provided that (a) notice of such modification is included in each settlement statement delivered to the Agent pursuant to Section 6.1 with respect to the Collection Period during which such modification occurred, (b) the Servicer does not permit more than one such modification to the amortization schedule with respect to any Contract, (c) no modification extends the date for final payment under a Contract beyond the Final Maturity Date, (d) if any modification releases any Related Security, the Servicer pays to the Agent for the benefit of the Buyers on the next Settlement Date an amount equal to the portion of the principal amount outstanding under the modified Contract that is attributable to the released Related Security, (e) no modification may reduce the interest rate payable on a Contract (other than a Discounted Contract) below the Buyers' Rate in effect as of the date of the modification, (f) no modification may reduce the principal amount outstanding under a Contract without the Buyers' prior consent, and (g) no Contract may be modified pursuant to this Section 9.1 that would cause the aggregate Purchase Price of all Contracts that have been modified by the Servicer under this Section 9.1 to be ten percent (10%) or more of the aggregate Purchase Price of all Buyers' Contracts.

         Section 9.2 Assignments. Each Assignment executed and delivered in connection with any purchase and sale of Contracts will vest in the Agent on behalf of the Buyers all of the Related Seller's right, title and interest in and to such Contracts, any Related Security, any Related Security Documents and the proceeds thereof.

         Section 9.3 Adverse Interests. None of PDC or either Seller will, as agent for the Agent, the Buyers or otherwise, pledge, hypothecate, convey or otherwise transfer, or grant any security or other interest in, any Buyers' Contract or any Related Security or Related Security Document.

         Section 9.4 Continuation of Related Security. The Servicer shall maintain in full force and effect, in the name of the Related Seller (unless assigned to the Agent for the benefit of the Buyers by the Seller's execution and delivery to the Agent of a UCC assignment), all Liens constituting Related Security for Buyers' Contracts sold by that Seller, with the priority such Liens had on the applicable Purchase Date, until all amounts owing under the related Contract have been paid in full.

         Section 9.5 Taxes and Claims. Each Seller will promptly pay all taxes and other governmental charges levied or assessed upon or against any of the Buyers' Contracts sold by that Seller and the Related Security or upon or against the creation, perfection or continuance of the Buyers' interest therein, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to any such Contract or Related Security, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Buyers' Contracts or Related Security or any interest therein and
(c) such taxes, charges or claims are adequately reserved against on the Seller's books in accordance with generally accepted accounting principles.

     Section 9.6  Further Assurances.

          (a) Each Seller and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent or a Buyer may reasonably request, in order to perfect and protect the sale of the Buyers' Contracts, the Related Security, the Related Security Documents and proceeds hereunder or to enable the Agent or a Buyer to exercise and enforce its rights and remedies hereunder with respect to any of such Contracts, Related Security, Related Security Documents and proceeds (but any failure to request or assure that a Seller execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the sale of the Contracts hereunder, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, each Seller will, promptly and from time to time at the request of the Agent, execute and file such financing statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices, as the Agent may reasonably request, in order to perfect, preserve, and enhance the sale of the Buyers' Contracts sold by that Seller, the Related Security, the Related Security Documents and proceeds hereunder and attempt to obtain waivers, in form satisfactory to the Agent, of any claim to any such Contracts, Related Security or Related Security Documents from any other party claiming or in a position to claim an interest therein.

          (b) Each Seller hereby authorizes the Agent to file one or more financing statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Buyers' Contracts sold by that Seller, the Related Security, the Related Security Documents and proceeds without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Buyers' Contracts, Related Security, Related Security Documents and proceeds or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Servicer will furnish to the Agent from time to time statements and schedules further identifying and describing the Buyers' Contracts or Related Security and such other reports in connection with the Buyers' Contracts or Related Security as the Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Agent.

          (d) Each Seller shall, at the request of the Agent, deliver or cause the Servicer to deliver the originals of all Related Security Documents to the Agent, and allow the Agent to verify that the Sellers or the Servicer marked all of its relevant records to show the Buyers' ownership of the Buyers' Contracts, Related Security and Related Security Documents by labeling the same "Property of U.S. Bank National Association, as agent for the benefit of the `Buyers' as defined in that certain Third Amended and Restated Contract Purchase Agreement dated as of June 19, 2002 (as amended) between Patterson Dental Company, Patterson Dental Supply, Inc., Webster Veterinary Supply, Inc., U.S. Bank National Association, individually and as agent, and the Buyers named therein from time to time."

     Section 9.7 Secured Party Subsidiaries. If any Subsidiary of PDC at any time becomes a secured party or creditor with respect to any Obligor, PDC shall cause such Subsidiary to conduct its business with such Obligor in a manner such that no defense to such Obligor's obligations under any Buyers' Contract arise from the Obligor's relationship with such Subsidiary.

                                    ARTICLE X
                                GENERAL COVENANTS

     In order to induce the Agent and the Buyers to execute this Agreement and to purchase Contracts hereunder, PDC and the Sellers jointly and severally agree that, until the Contract Purchase Commitment shall have expired or been terminated and all Buyers' Contracts have been paid in full, unless the Majority Banks shall otherwise consent in writing:

     Section 10.1 Corporate Existence. Subject to Section 10.9 in the instance of a Subsidiary, PDC, each of the Sellers and each Subsidiary will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where the failure so to qualify or to maintain such good standing would constitute an Adverse Event.

     Section 10.2 Insurance. PDC, each of the Sellers and each Subsidiary will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

     Section 10.3 Payment of Taxes and Claims. PDC, each of the Sellers and each Subsidiary will file all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as PDC and the Seller's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on PDC, the Seller's or such Subsidiary's books in accordance with GAAP.

     Section 10.4 Maintenance of Properties. PDC, each of the Sellers and each Subsidiary will maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 10.5 Books and Records. PDC, each of the Sellers and each Subsidiary will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 10.6 Compliance. PDC, each of the Sellers and each Subsidiary will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     Section 10.7 ERISA. PDC, each of the Sellers and each Subsidiary will maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

     Section 10.8 Environmental Matters. PDC, each of the Sellers and each Subsidiary will observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

     Section 10.9 Merger. None of PDC, either Seller or any Subsidiary will merge or consolidate or enter into any analogous reorganization or transaction with any Person, unless PDC shall be the surviving corporation and no Default or Event of Default shall exist before and after giving effect to such merger, consolidation, reorganization, or transaction; provided, however, any wholly-owned Subsidiary may be merged with or liquidated into a Seller (if the Seller is the surviving corporation) or any other wholly-owned Subsidiary.

     Section 10.10 Sale of Assets. None of PDC, either Seller or any Subsidiary will sell, transfer, lease or otherwise convey all or any substantial part of its assets except for (a) sales and leases of inventory in the ordinary course of business, (b) Permitted Account Sales and (c) sales by PDC or a Subsidiary of PDC to PDC or a Subsidiary of PDC.

     Section 10.11 Plans. None of PDC, either Seller or any Subsidiary will permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of PDC, either Seller or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $500,000.

     Section 10.12 Change in Nature of Business. None of PDC, either Seller or any Subsidiary will make any material change in the nature of the business of PDC or either Seller or such Subsidiary, as carried on at the date hereof.

     Section 10.13 Liens. None of PDC, either Seller or any Subsidiary will create, incur, assume or suffer to exist any Lien on any Account or Inventory, except for Permitted Liens.

     Section 10.14 Use of Proceeds. None of PDC, either Seller or any Subsidiary will permit any proceeds of the sales of the Contracts to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and PDC or each Seller will furnish to the Buyer, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     Section 10.15 Accounting Changes. PDC or the Sellers will not, and will not permit any Subsidiary to, make any change in accounting treatment or reporting practices, except as required by GAAP, that would have a significant effect on any determination made or required to be made hereunder, or change their fiscal year or the fiscal year of any Subsidiary.

     Section 10.16 Changes in Name or Location. None of PDC nor either Seller will at any time change its name, identity, address of its chief executive office or corporate structure (including without limitation changing its jurisdiction of organization) in any manner which would, could or might make any financing or continuation statement filed hereunder seriously misleading within the meaning of ss. 9-503 or ss. 9-507 (or similar section) of any applicable enactment of the Uniform Commercial Code or transact any business with respect to Contracts under a name other than its present corporate title unless in either case it shall have given the Agent at least sixty (60) days prior written notice thereof and shall have made and cause to be filed such amendments to the financing statements filed hereunder or such financing statements as are necessary to maintain the perfection and priority of the Buyers' security interest or as may be requested by the Agent.

     Section 10.17 Indemnity. PDC and each Seller hereby agree, jointly and severally, to indemnify and defend the Agent and the Buyers against all losses, damages, costs, expenses, claims and liabilities (including, without limitation, the Agent's and the Buyers' reasonable out-of-pocket expenses and reasonable fees and expenses of counsel):

          (a) arising out of or resulting from (i) the use, ownership, operation, sale or consumption by any Obligor, or any agent, employee or customer of any Obligor, of any product distributed by a Seller or which at any time was or shall have been related to any financing transaction from which a Buyers' Contract arises, or (ii) any breach of warranty or alleged breach of warranty by a Seller or any other Person, or (iii) any failure of any Buyers' Contract or Related Security Document at any time to comply with any legal requirement;

          (b) arising from the assertion by an Obligor of any right to set-off against amounts owing under any Contract or Related Security any claim of whatsoever nature against a Seller or its employees or agents;

          (c) relating to license and registration fees, duties or other similar charges (including without limitation, any charges related to doing business in a particular jurisdiction), or taxes, imposed or assessed (including without limitation, any penalties, fees, additions to tax or interest thereon, but excluding taxes imposed on the overall net income of a Buyer by the United States or the jurisdiction in which the Buyer has its principal office) by any government or taxing authority upon or with respect to amounts received as collections on the Contracts solely as a result of the Buyers' ownership of any Contract;

          (d) actually incurred by the Agent or a Buyer by reason of the existence of any lien or encumbrance (other than those in favor of or created by the Agent or a Buyer) on any Buyers' Contract, Related Security Document or Related Security;

          (e) arising by reason of, relating to or in connection with the execution, delivery, performance or enforcement of the Transaction Documents or any transaction contemplated hereby or thereby; and

          (f) arising by reason of, relating to or in connection with the purchase of any Contracts, Related Security, Related Security Documents and proceeds hereunder, or any act done or omitted by any Person with respect thereto or the exercise of any rights or remedies thereunder (other than nonpayment by an Obligor, or any other Contract Default, not attributable to or caused by the failure of the Contract to constitute an Eligible Contract or the actions or failure to act of the Sellers or the Servicer).

provided, however, that PDC and the Sellers shall not be liable to the Agent or a Buyer for any portion of such losses, damages, costs, expenses, claims and liabilities resulting from: (i) such Person's gross negligence or willful misconduct, or (ii) the acts or omissions of any Person appointed by the Agent (after the removal of PDC as Servicer) as the successor servicer for the Buyers' Contracts. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The foregoing indemnifications shall survive full payment, any repurchase by or assignment to a Seller of any Contract and the termination of this Agreement as provided in Section 13.14 hereof. The Sellers will jointly and severally indemnify the Agent and the Buyers and save them harmless from and against any claims, actions, damages, losses or expenses (including reasonable attorneys' fees and court costs) awarded against or incurred by the Agent or a Buyer as a result of any breach of this covenant.

     Section 10.18 Filing Fees. PDC and each Seller shall pay all filing fees and other expenses incurred by the Agent to validate, perfect, continue or otherwise protect the Buyers' interest in the Contracts sold by that Seller, any Related Security and any Related Security Documents, including appropriate filings under the Uniform Commercial Code.

     Section 10.19 Guaranties. When so requested by the Agent from time to time, PDC will execute and deliver to the Agent reaffirmations of the PDC Guaranty in such form as the Agent may require.

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

                                   ARTICLE XI
                         TERMINATION EVENTS AND REMEDIES

     Section 11.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a) PDC, either Seller or the Servicer shall fail to pay when due any amounts required to be paid to the Agent or the Buyers pursuant hereto.

          (b) Any representation or warranty made or deemed to have been made by or on behalf of a Seller or any Subsidiary in the Transaction Documents or on behalf of a Seller or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of a Seller to the Agent or a Buyer pursuant to this Agreement or the Assignments or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

          (c) PDC or either Seller shall fail to comply with any agreement, covenant, condition, provision or term contained in the Transaction Documents (and such failure shall not constitute a Termination Event under any of the other provisions of this Section 11.1) and such failure to comply shall continue for 30 calendar days after notice thereof to that Seller by the Agent;

          (d) PDC, Seller or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of PDC, a Seller or Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for PDC, a Seller or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

          (e) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against PDC, a Seller or a Subsidiary, and, if instituted against PDC, a Seller or a Subsidiary, shall have been consented to or acquiesced in by PDC, the Seller or Subsidiary, or shall remain undismissed for 30 days, or an order for relief shall have been entered against PDC, a Seller or a Subsidiary, or PDC, a Seller or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (f) Any dissolution or liquidation proceeding shall be instituted by or against PDC, a Seller or a Subsidiary and, if instituted against PDC, a Seller or Subsidiary, shall be consented to or acquiesced in by PDC, a Seller or Subsidiary or shall remain for 30 days undismissed, or PDC, a Seller or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (g) A judgment or judgments for the payment of money in excess of the sum of $2,000,000 in the aggregate shall be rendered against PDC, a Seller or a Subsidiary and PDC, the Seller or Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (h) The institution by PDC, a Seller or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, PDC, the Seller or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $2,000,000, or the institution by the PBGC of steps to terminate any Plan;

          (i) The maturity of any indebtedness of PDC (including its obligations under any Permitted Account Sales), a Seller or a Subsidiary in an aggregate amount of $2,000,000 or more shall be accelerated, or PDC, a Seller or a Subsidiary shall fail to pay any such indebtedness in such amount when due or, in the case of such indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness or any trustee or other Person acting on behalf of such holder to cause, such indebtedness in such amount to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

          (j) Any Person, or group of Persons acting in concert, that owned less than 5% of the shares of any voting class of stock of PDC shall have acquired more than 50% of the shares of such voting stock;

          (k) This Agreement or the PDC Guaranty shall, at any time after the execution and delivery hereof, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by PDC or any Seller, or PDC or any Seller shall deny that it has any or further liability or obligation under this Agreement or PDC's Guaranty;

          (l) Any execution or attachment shall be issued whereby any substantial part of the property of PDC, a Seller or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof; or

          (m) PDSI or Webster shall cease to be a wholly-owned Subsidiary of PDC; or

          (n) That certain Escrow Agreement among PDC, PDSI, the Agent and U.S. Bank National Association shall be terminated, amended or otherwise modified without the Majority Buyers' prior written consent, or U.S. Bank National Association shall resign or be removed as escrow agent thereunder and not be replaced with a substitute escrow agent satisfactory to the Majority Buyers; or

          (o) The Intercreditor Agreement shall, at any time after the execution and delivery thereof, be breached by any Seller or Bank One, NA, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Seller or Bank One, NA, or any Seller or Bank One, NA, shall deny that it has any or further liability or obligation under the Intercreditor Agreement.

          (p) PDC's Consolidated Tangible Net Worth at any time shall be less than the sum of (i) $300,000, plus (ii) 50% of the cumulative positive quarterly Consolidated Net Income for all fiscal quarters of PDC following the fiscal quarter of PDC ending April 27, 2002 (without taking into account any net loss in any such fiscal quarter), plus (iii) 100% of the amount, if any, by which stockholder's equity of PDC is, in accordance with GAAP, increased for all fiscal quarters of PDC following the fiscal quarter of PDC ending April 27, 2002 as a result of (A) the issuance of any capital stock of PDC or (B) any Acquisition.

          (q) PDC's ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA at any time to be greater than 2.0 to 1.0.

     Section 11.2 Remedies.

          (a)     If (i) any Termination Event described in Sections 11.1(e),
     (f) or (g) shall occur with respect to PDC, a Seller, the Contract Purchase Commitment shall automatically terminate and each Seller shall without demand pay into the Holding Account an amount equal to its Individual Repurchase Commitment Amount as of such date; or (ii) any other Termination Event shall occur and be continuing, then the Agent may, and at the request of the Majority Buyers shall, (A) declare the Contract Purchase Commitment terminated, whereupon the Contract Purchase Commitment shall terminate, and
     (B) demand that each Seller pay into the Holding Account an amount equal to its Individual Repurchase Commitment Amount as of such date. If a Seller makes any deposit in the Holding Account, then, upon any reduction in the aggregate unpaid principal amount of all outstanding Buyers' Contracts purchased from that Seller resulting from (y) the Buyers' receipt of principal payments thereon or (z) that Seller's repurchase thereof, the Buyer shall withdraw from the Holding Account the amount (if any) by which the amount on deposit in the Holding Account exceeds such aggregate unpaid principal amount plus accrued, unpaid interest thereon at the Buyer's Rate, and pay such amount to that Seller.

          (b)     Upon the occurrence of any Termination Event:

                  (i) the Agent may exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code;

                  (ii) the Agent may deliver notice of the Buyers' purchase of the Buyers' Contracts to one or more Obligors and may, in the Agent's name, in the Buyers' name or in the Related Seller's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any of the Buyers' Contracts or the Related Security or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any Obligor. If any payments on any of the Buyers' Contracts or the Related Security are received by a Seller after a Termination Event has occurred, such payments shall be held in trust by that Seller as the property of the Buyers and shall not be commingled with any funds or property of that Seller and shall be forthwith remitted to the Agent for the benefit of the Buyers;

                  (iii) the Agent may require PDC and each Seller to, and PDC and each Seller hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all of the Contracts, Related Security Documents and records related thereto (to the extent not already in the Agent's possession) as directed by the Agent and make them available to the Agent at a place or places to be designated by the Agent; and

                  (iv) the Agent may exercise or enforce any and all other rights or remedies available by law or agreement against the Buyers' Contracts and the Related Security, against PDC and a Seller (including under PDC Guaranty), or against any other Person or property.

If notice to a Seller of any intended disposition of the Contracts and the Related Security or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 13.3 at least ten calendar days prior to the date of intended disposition or other action. In addition to the other remedies set forth in this Section 11.2, upon the occurrence of any Termination Event and thereafter while the same be continuing, each Seller hereby irrevocably authorizes each Buyer to set off any obligations of that Seller hereunder to such Buyer, or to make deposits into the Holding Account, against all deposits and credits of that Seller with, and any and all claims of that Seller against, such Buyer. Such right shall exist whether or not such Buyer shall have made any demand hereunder, whether or not the deposits and credits held for the account of that Seller is or are matured or unmatured, and regardless of the existence or adequacy of any security, right or remedy available to such Buyer. Each Buyer agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the affected Seller of its exercise of such setoff right; provided, however, that the failure of a Buyer to provide such notice shall not affect the validity of the exercise of such setoff rights.

                                   ARTICLE XII
                             CHANGE IN CIRCUMSTANCES

     Section 12.1 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by a Buyer with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

          (a) any tax, duty or other charge with respect to the Buyers' Contracts or the Buyers' obligation to purchase Contracts is imposed, modified or deemed applicable, or the basis of taxation of payments to any Buyer of interest or principal on the Contracts or any amounts due under this Agreement (other than taxes imposed on the overall net income of a Buyer by the United States and the jurisdiction in which the Buyer has its principal office) is changed;

          (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Buyer is imposed, modified or deemed applicable; or

          (c) any other condition affecting this Agreement, the Buyers' Contracts or the Buyers' obligation to purchase the Contracts is imposed on any Buyer or the relevant funding markets;

and any Buyer determines that, by reason thereof, the cost to that Buyer of purchasing or maintaining the Contracts or the Buyers' obligation to purchase Contracts is increased, or the amount of any sum receivable by that Buyer hereunder or under this Agreement or any Contract is reduced;

then, PDC shall pay to such Buyer upon demand by such Buyer (with a copy to the Agent) such additional amount or amounts as will compensate such Buyer (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Buyer has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Each Buyer will promptly notify PDC of any event of which such Buyer has knowledge, occurring after the date hereof, which will entitle such Buyer to compensation pursuant to this Section. If a Buyer fails to give such notice within 45 days after it obtains knowledge of such an event, such Buyer shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Buyer does give such notice. A certificate of a Buyer claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, each Buyer may use any reasonable averaging and attribution methods. Failure on the part of a Buyer to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of that Buyer's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period (subject to the limitation contained in the third preceding sentence).

     Section 12.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If any Buyer reasonably determines (which determination shall be conclusive and binding on the parties hereto) that:

          (a) deposits of the necessary amount for the relevant Interest Period or Fixed Rate Period elected by PDC pursuant to Section 2.7 are not available to that Buyer in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or Fixed Rate Period;

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

          (b) the use of the Eurodollar Rate (Reserve Adjusted) as the basis for the Buyers' Rate will not adequately and fairly reflect the cost to that Buyer of purchasing or maintaining the Buyers' Contracts for a relevant Interest Period or Fixed Rate Period; or

          (c) the use of the Eurodollar Rate (Reserve Adjusted) as the basis for the Buyers' Rate has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of that Buyer, materially and adversely affects the Buyers' Contracts or the Buyers' obligation to purchase Contracts or the relevant market;

such Buyer shall promptly give notice of such determination to PDC, with a copy to the Agent, and the Buyers' Rate with respect to the Buyer's Percentage of that Buyer of the principal amount outstanding under the Buyers' Contracts shall be the Prime Rate for as long as such condition persists; provided, however, that if at the time of any such determination the affected Buyer is using a reserve-adjusted certificate of deposit rate or similar rate as a basis for pricing, and if PDC so requests and enters into such amendments to this Agreement as the Agent and the Buyers may reasonably request in order to incorporate appropriate definitions and other terms typically included in the affected Buyer's documentation with respect to such rates, then the Buyers' Rate for the Buyer's Percentage of the affected Buyer of the Buyers' Contracts shall be the sum of (i) such reserve-adjusted certificate of deposit or similar rate,
(ii) the Applicable Margin, and (iii) one eighth of one percent (0.125%).

     Section 12.3 Illegality. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for a Buyer to purchase Contracts at a rate based on the Eurodollar Rate (Reserve Adjusted), the obligation of such Buyer to purchase Contracts shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for a Buyer to maintain any Buyers' Contracts previously purchased by it hereunder, such Buyer shall, upon the happening of such event, notify PDC thereof in writing, and the Buyers' Rate with respect to the Buyer's Percentage of that Buyer of the principal amount outstanding under the Buyers' Contracts shall thereafter be the Prime Rate.

     Section 12.4 Capital Adequacy. In the event that any change in any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency (a "Governmental Agency") charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such Governmental Agency, reduces or shall have the effect of reducing the rate of return on any Buyer's capital or the capital of its parent corporation (by an amount such Buyer deems material) as a consequence of its Individual Contract Purchase Commitment Amount and/or its undivided percentage ownership interest in the Buyers' Contracts to a level below that which such Buyer or its parent corporation could have achieved but for such change (taking into account such Buyer's policies and the policies of its parent corporation with respect to capital adequacy), then PDC shall, within 30 days after written notice and demand from such Buyer (with a copy to the Agent), pay to such Buyer additional amounts sufficient to compensate such Buyer or its parent corporation for such reduction. Any determination by such Buyer under this Section and any certificate as to the amount of such reduction given to PDC by such Buyer shall be final, conclusive and binding for all purposes, absent error. Each Buyer will promptly notify PDC of any event of which such Buyer has knowledge, occurring after the date hereof, which will entitle such Buyer to compensation pursuant to this Section. If a Buyer fails to give such notice within 45 days after it obtains knowledge of such an event, such Buyer shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Buyer does give such notice.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     Section 13.1 Waiver and Amendment. No failure on the part of the Agent or any Buyer to exercise and no delay in exercising any power or right hereunder or under any Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Agent or the Buyers hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on PDC or a Seller not required hereunder or under an Assignment shall in any event entitle PDC or either Seller to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or the Buyers to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by PDC or a Seller therefrom shall be effective unless the same shall be in writing and signed by the Agent and the Majority Buyers, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given. Notwithstanding the foregoing, no such amendment, modification, waiver or consent shall:

          (a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, modify any of the provisions of any Buyers' Contract with respect to the payment or repayment thereof, release any Guaranty, modify any repurchase or other payment obligation of the Sellers, or transfer title to (or release any security interest that the Agent may be deemed to hold, pursuant to Section 2.6, in) any Buyers' Contract, without the consent of each Buyer; or

          (b) Increase the amount or extend the time of any Individual Contract Purchase Commitment Amount of any Buyer, without the consent of such Buyer; or

          (c) Reduce the rate or extend the time of payment of any fee payable to a Buyer, without the consent of the Buyer affected; or

          (d) Amend the definition of Majority Buyers or otherwise reduce the percentage of the Buyers required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Buyers; or

          (e) Amend any of the foregoing Sections 13.1 (a) through (d) or this Section 13.1 (e) without the consent of all the Buyers; or

          (f) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent.

     Section 13.2 Expenses. Whether or not any Contract is purchased hereunder, the Sellers jointly and severally agree to reimburse the Agent upon demand for all reasonable expenses paid or incurred by the Agent (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Agent) in connection with the preparation, negotiation, execution, delivery, amendment, modification and interpretation of the Transaction Documents. PDC and the Sellers also jointly and severally agree to reimburse the Agent and each Buyer upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Agent or any Buyer in connection with the collection and enforcement of the Transaction Documents, the Buyers' Contracts and the Related Security Documents. PDC and the Sellers jointly and severally agree to indemnify and hold the Agent and the Buyers harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for purchasing Contracts or disbursing the proceeds thereof. The obligations of PDC and the Sellers under this Section 13.2 shall survive any termination of this Agreement.

     Section 13.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Buyer under Article II hereof shall be deemed to have been given only when received by the Agent or that Buyer.

     Section 13.4 Successors and Assigns; Disposition of Interests in Buyers' Contracts; Transferees.

          (a) This Agreement shall be binding upon and inure to the benefit of PDC, the Sellers, the Buyers, the Agent, and their respective successors and assigns, except that PDC or the Sellers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Buyer.

          (b) Any Buyer may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in such Buyer's undivided percentage ownership interest in the Buyers' Contracts, and the Individual Contract Purchase Commitment Amount of such Buyer, or any other interest of such Buyer hereunder. In the event of any such sale by a Buyer of participating interests to a Participant, (i) such Buyer's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Buyer shall remain solely responsible for the performance thereof, (iii) such Buyer shall remain the owner of such Buyer's undivided percentage ownership interest in the Buyers' Contracts for all purposes under this Agreement, (iv) PDC, the Sellers and the Agent shall continue to deal solely and directly with such Buyer in connection with such Buyer's rights and obligations under this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Buyer shall retain the sole right and responsibility to enforce its rights hereunder and with respect to the Buyers' Contracts, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Buyers' Contract, provided that such agreement may provide that such Buyer will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 13.1(a) - (c) without the prior consent of such Participant. PDC and the Sellers agree that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Termination Event, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Buyers, and the Buyers agree to share with such Participant, as provided in subsection 14.11.

               (c) Each Buyer may, from time to time, with the consent of the Agent (which consent shall not be unreasonably withheld), assign to other Persons ("Assignees") part of such Buyer's undivided percentage ownership interest in the Buyers' Contracts, together with equivalent proportions of its Individual Contract Purchase Commitment Amount and its Buyer's Percentage, pursuant to written agreements executed by such assigning Buyer, such Assignee(s) and the Agent in substantially the form of Exhibit H, which agreements shall specify in each instance the portion of the Buyer's Percentage and its undivided percentage ownership interest in the Buyers' Contracts which is to be assigned to each Assignee and the portion of the Individual Contract Purchase Commitment Amount of such Buyer to be assumed by each Assignee (each, an "Assignment Agreement"); provided, however, that the assigning Buyer must pay to the Agent a processing and recordation fee of $3,500 and that each Assignment must be for an aggregate amount of $15,000,000 or more (or the entire amount of the assigning Buyer's Individual Contract Purchase Commitment Amount, if lesser). Upon the execution of each Assignment Agreement by the assigning Buyer, the relevant Assignee, PDC, the Sellers and the Agent, payment to the assigning Buyer by such Assignee of the purchase price for the portion of the assigning Buyer's undivided percentage ownership interest in the Buyers' Contracts being acquired by the Assignee and receipt by PDC and the Sellers of a copy of the relevant Assignment Agreement,
          (x) such Assignee lender shall thereupon become a "Buyer" for all purposes of this Agreement with an Individual Contract Purchase Commitment Amount in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Buyer under this Agreement, (y) such assigning Buyer shall have no further liability for funding the portion of its Individual Contract Purchase Commitment Amount assumed by such

     Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it.

          (d) PDC and the Sellers shall not be liable for any costs incurred by the Buyers in effecting any participation or assignment.

          (e) Each Buyer may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Buyer's possession concerning PDC or the Sellers or any of their Subsidiaries which has been delivered to such Buyer by or on behalf of PDC or the Sellers or any of their Subsidiaries pursuant to this Agreement or which has been delivered to such Buyer by or on behalf of PDC or the Sellers or any of its Subsidiaries in connection with such Buyer's credit evaluation of PDC or the Sellers or any of their Subsidiaries prior to entering into this Agreement, provided that prior to disclosing such information, such Buyer shall first obtain the agreement of such prospective Assignee or Participant to comply with the provisions of
     Section 13.13.

     Section 13.5 Severability. Any provision of this Agreement or any Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 13.6 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as PDC or a Seller has one or more Subsidiaries.

     Section 13.7 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 13.8 Entire Agreement. The Transaction Documents embody the entire agreement and understanding between PDC, the Sellers, the Agent and the Buyers with respect to the subject matter hereof and thereof. The Transaction Documents supersede all prior agreements and understandings relating to the subject matter hereof.

     Section 13.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 13.10 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     Section 13.11 Consent to Jurisdiction. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE ASSIGNMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE SELLERS CONSENT TO THE JURISDICTION AND VENUE OF

ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT PDC OR A SELLER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 13.12 Waiver of Jury Trial. PDC, EACH OF THE SELLERS, THE AGENT AND THE BUYERS IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 13.13 Confidentiality of Information. The Agent and the Buyers shall use reasonable efforts to assure that information about PDC and the Sellers and their operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or the Buyers pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Agent or a Buyer and the Sellers and shall not be divulged to any Person other than the Agents, the Buyers, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Agent or the Buyer hereunder or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 13.4 and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Agent or a Buyer or by any applicable law, rule, regulation or judicial process, the opinion of the Agent's or Buyer's counsel concerning the making of such disclosure to be binding on the parties hereto. The Agent and the Buyers shall not incur any liability to the Sellers by reason of any disclosure permitted by this Section 13.13.

     Section 13.14 Survival of Agreement. All representations, warranties, covenants and agreement made by PDC and the Sellers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be deemed to have been relied upon by the Agent and the Buyers, regardless of any investigation made by or on behalf of the Agent or the Buyers, and shall continue in full force and effect as long as any Contract is outstanding and unpaid and so long as the Contract Purchase Commitment has not been terminated; provided, however, that the obligations of the Sellers under Sections 10.20 and 13.2 shall survive payment in full of the Contracts and the termination of the Contract Purchase Commitment.

     Section 13.15 Withholding Taxes.

          (a) Buyers to Submit Forms. Each Buyer represents to the Sellers and the Agent that, as of the date it becomes a Buyer and at all times thereafter, it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made pursuant to this Agreement (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Each Buyer that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Sellers and the Agent, on or before the later of the date hereof or the day on which such Buyer becomes a Buyer, duly completed and signed copies of either Form 1001 (relating to such Buyer and entitling it to a complete exemption from withholding on all payments to be received by such Buyer hereunder) or Form 4224 (relating to all payments to be received by such Buyer hereunder) of the United States Internal Revenue Service. Thereafter and from time to time, each such Buyer shall submit to the Sellers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested by the Sellers or the Agent and (ii) required and permitted under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all payments to be received by such Buyer hereunder. Upon the request of the Sellers or the Agent, each Buyer that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Sellers and the Agent a certificate in such form as is reasonably satisfactory to the Sellers and the Agent to the effect that it is such a United States person.

          (b) Inability of a Buyer. If any Buyer that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) determines that, as a result of any change in law or regulation or the interpretation thereof, any Seller or Obligor, or the Agent, is required by law or regulation to make any deduction, withholding or backup withholding (in which case either Seller or the Agent is hereby authorized to make such deduction, withholding or backup withholding) of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Buyer pursuant to this Agreement in respect of the obligations payable to such Buyer then or thereafter outstanding under this Agreement or any Buyers' Contract, the Sellers will pay to such Buyer an amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement or the Buyers' Contract to be paid with respect thereto; provided, that the Sellers shall not be required to pay any additional amount pursuant to this Section 13.15(b) to any Buyer (i) that is not, either on the date this Agreement is executed by such Buyer or on the date such Buyer becomes such under Section 13.4(c), either (x) entitled to submit Form 1001 (relating to such Buyer and entitling it to a complete exemption from withholding on all payments to be received by such Buyer hereunder) or Form 4224 (relating to all payments to be received by such Buyer hereunder) or (y) a United States person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) that has failed to submit any form or certificate that it was required to file pursuant to subsection (a) and entitled to file under applicable law or (iii) arising from such Buyer's failure to comply with any certification, identification or other similar requirement under United States income tax laws or regulations (including backup withholding) to establish entitlement to exemption from such U.S. Taxes; and provided, further, that if a Buyer, as a result of any amount paid by the Sellers to such Buyer pursuant to this
     Section 13.15, shall realize a tax credit or refund, which tax credit or refund would not have been realized but for the Sellers' payment of such amount, such Buyer shall pay to the Sellers an amount equal to such tax credit or refund. Each Buyer may determine the portion, if any, of any tax credit or refund attributable to the Sellers' payments using such attribution and accounting methods as such Buyer reasonably selects, and such Buyer's determination of the portion of any tax credit or refund attributable to the Sellers' payments shall be conclusive in the absence of manifest error. The obligation of the Sellers under this Section 13.15(b) shall survive the payment in full of the Obligations and the termination of the Commitments of such Buyer.

          (c) Substitution of Buyer. In the event the Sellers are required pursuant to this Section 13.15 to pay any additional amount to any Buyer, such Buyer shall, if no Event of Default has occurred and is continuing, upon the request of the Sellers to such Buyer and the Agent, assign, pursuant to and in accordance with the provisions of Section 13.4, all of its rights and obligations under this Agreement and with respect to the Buyers' Contracts to another Buyer or an assignee selected by the Sellers and reasonably satisfactory to the Agent, in consideration for (i) the payment by such assignee to the assigning Buyer of the Buyer's Percentage of the assigning Buyer of the principal outstanding under, and interest accrued at the Buyers' Rate on, the Buyers' Contracts, (ii) the payment by the Sellers to the assigning Buyer of any and all other amounts owing to such Buyer under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Sellers' release of the assigning Buyer from any further obligation or liability under this Agreement. Notwithstanding anything to the contrary in this Section 13.15(c), in no event shall the replacement of any Buyer result in a decrease in the aggregate Contract Purchase Commitments without the written consent of the Majority Buyers.

                                   ARTICLE XIV
                                    THE AGENT

     The following provisions shall govern the relationship of the Agent with the Buyers.

     Section 14.1 Appointment and Authorization. Each Buyer appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under this Agreement and with respect to the Buyers' Contracts as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement and with respect to the Buyers' Contracts, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Sellers or the Buyers.

     Section 14.2 Buyers. The Agent may treat each Buyer as the owner of its respective Buyer's Percentage until written notice of transfer shall have been filed with it, signed by such Buyer and in the form of Exhibit H.

     Section 14.3 Consultation With Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     Section 14.4 Validity of Agreement and Buyers' Contracts. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of this Agreement or the Buyers' Contracts or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 14.5 U.S. Bank and Affiliates. With respect to its Individual Contract Purchase Commitment Amount and the undivided percentage ownership interest in the Buyers' Contracts purchased by it, U.S. Bank shall have the same rights and powers under this Agreement and with respect to the Buyers' Contracts as any other Buyer and may exercise the same as though it were not the Agent consistent with the terms thereof, and U.S. Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Sellers as if it were not the Agent.

     Section 14.6 Action by Agent. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Buyers' Contracts. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Buyers, and such instructions shall be binding upon all owners of undivided percentage ownership interests in the Buyers' Contracts; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the Buyers' Contracts or applicable law. The Agent shall incur no liability under or in respect of any of this Agreement or the Buyers' Contracts by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

     Section 14.7 Credit Analysis. Each Buyer has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Sellers in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Sellers. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Buyer with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Termination Event or at any time thereafter.

     Section 14.8 Notices of Termination Event, Etc. In the event that the Agent shall have acquired actual knowledge of any Termination Event or Unmatured Termination Event, the Agent shall promptly give notice thereof to the Buyers.

     Section 14.9 Indemnification. Each Buyer agrees to indemnify the Agent, as Agent (to the extent not reimbursed by PDC or the Sellers), ratably according to such Buyer's Individual Contract Purchase Commitment Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of this Agreement or the Buyers' Contracts or any action taken or omitted by the Agent under this Agreement or with respect to the Buyers' Contracts, provided that no Buyer shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Buyer under this Section shall relieve the Sellers of any of their obligations under this Agreement.

     Section 14.10 Payments and Collections. All funds received by the Agent in respect of any payments made by PDC or the Sellers under this Agreement shall be distributed forthwith by the Agent among the Buyers, in like currency and funds as received, ratably according to each Bank's Individual Contract Purchase Commitment Amount. After any Event of Default has occurred, all funds received by the Agent, whether as payments by PDC or the Sellers or as realization on any collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Buyer who has incurred unreimbursed costs of collection with respect to any amount payable hereunder, ratably to the Agent and each Buyer in the proportion that the costs incurred by the Agent or such Buyer bear to the total of all such costs incurred by the Agent and all Buyers; (b) next to the Agent for the account of the Buyers (in accordance with their respective Individual Contract Purchase Commitment Amounts) for application on the amounts owing hereunder; and (c) last to the Agent for application to any unpaid agent's fees.

     Section 14.11 Sharing of Payments. If any Buyer shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement in excess of such Buyer's share thereof as determined under this Agreement, then such Buyer shall purchase from the other Buyers for cash and at face value and without recourse, such participation in the percentage ownership interests in the Buyers' Contracts held by such other Buyers as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Buyers; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Buyer, the related purchases from the other Buyers shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Buyer agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any indebtedness of PDC or the Sellers to such Buyer arising under or pursuant to this Agreement and to any participations held by such

Buyer in indebtedness of PDC or the Sellers arising under or pursuant to this, and only then to any other indebtedness of PDC or the Sellers to such Buyer.

     Section 14.12 Advice to Buyers. The Agent shall forward to the Buyers copies of all notices, financial reports and other communications received hereunder from PDC or the Sellers by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by PDC or the Sellers directly to each Buyer.

     Section 14.13 Resignation. If at any time U.S. Bank shall deem it advisable, in its sole discretion, it may submit to each of the Buyers, the Sellers and PDC a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Buyers may appoint a successor Agent.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                                    PATTERSON DENTAL COMPANY


                                    By:  /s/ R. Stephen Armstrong
                                        ---------------------------------------
                                        R. Stephen Armstrong
                                        Executive Vice President,
                                        Treasurer and Chief Financial Officer

                                    1031 Mendota Heights Road
                                    St. Paul, MN 55120
                                    Attention: Mr. Ronald E. Ezerski
                                    Telecopier: (612) 686-8984


                                    PATTERSON DENTAL SUPPLY, INC.


                                    By:  /s/ R. Stephen Armstrong
                                        ---------------------------------------
                                        R. Stephen Armstrong
                                        Vice President and Treasurer

                                    1031 Mendota Heights Road
                                    St. Paul, MN 55120
                                    Attention: Mr. Ronald E. Ezerski
                                    Telecopier: (612) 686-8984


                                    WEBSTER VETERINARY SUPPLY, INC.


                                    By:  /s/ R. Stephen Armstrong
                                        ---------------------------------------
                                        R. Stephen Armstrong
                                        Vice President and Treasurer

                                    1031 Mendota Heights Road
                                    St. Paul, MN 55120
                                    Attention: Mr. Ronald E. Ezerski
                                    Telecopier: (612) 686-8984

Individual Contract Purchase
Commitment Amounts
$30,00,000                          U.S. BANK NATIONAL ASSOCIATION


                                    By:  /s/ Mark R. Olmon
                                        ---------------------------------------
                                        Mark R. Olmon
                                        Senior Vice President

                                    U.S. Bank Place
                                    601 Second Avenue South
                                    Minneapolis, MN  55402
                                    Attention: Mr. Mark R. Olmon
                                    Telecopier: (612) 973-0825


$20,00,000                          THE NORTHERN TRUST COMPANY
                                    By:  /s/ Jeffrey B. Clark
                                        ---------------------------------------
                                        Name: Jeffrey B. Clark
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                    The Northern Trust Company
                                    50 South LaSalle Street, Floor B2
                                    Chicago, Illinois 60675
                                    Attention: Jeffrey Clark
                                    Telecopier: (312) 444-7028

                                       S-2